Exhibit j.1

Execution Version

AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT

This Agreement is made as of July 15, 2015 (this “Agreement”), between each management investment company identified on Appendix A and each management investment company which becomes a party to this Agreement in accordance with the terms hereof (in each case, a “Fund”), including, if applicable, each series of the Fund identified on Appendix A and each series which becomes a party to this Agreement in accordance with the terms hereof, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WITNESSETH:

WHEREAS, the Funds and the Custodian have entered into an Amended and Restated Master Custodian Agreement, dated as of February 25, 2005 (as amended and in effect, the “Master Custodian Agreement”);

WHEREAS, the Funds and the Custodian desire to replace the Master Custodian Agreement with this Amended and Restated Master Custodian Agreement;

WHEREAS, each Fund desires for the Custodian to provide certain custodial services relating to securities and other assets of the Fund; and

WHEREAS, the Custodian is willing to provide the services upon the terms contained in this Agreement;

SECTION 1. DEFINITIONS. In addition to terms defined in Section 4.1 (Rule 17f-5 and Rule 17f-7 related definitions) or elsewhere in this Agreement, (a) terms defined in the UCC have the same meanings herein as therein and (b) the following other terms have the following meanings for purposes of this Agreement:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“Board” means, in relation to a Fund, the board of directors, trustees or other governing body of the Fund.

“Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

“Deposit Account Agreement” means the Deposit Account Agreement and Disclosure, as may be amended from time to time, issued by the Custodian and available on the Custodian’s internet customer portal, “my.statestreet.com”.

“Domestic securities” means securities held within the United States.

“Foreign securities” means securities held primarily outside of the United States.

“Held outside of the United States” means not held within the United States.

“Held within the United States” means (a) in relation to a security or other financial asset, the security or other financial asset (i) is a certificated security registered in the name of the Custodian or its sub-custodian, agent or nominee or is endorsed to the Custodian or its sub-custodian, agent or nominee or in blank and the security certificate is located within the United States, (ii) is an uncertificated security or other financial asset registered in the name of the Custodian or its sub-custodian, agent or nominee at an office located in the United States, or (iii) has given rise to a security entitlement of which the Custodian or its sub-custodian, agent or nominee is the entitlement holder against a U.S. Securities System or another securities intermediary for which the securities intermediary’s jurisdiction is within the United States, and (b) in relation to cash, the cash is maintained in a deposit account denominated in U.S. dollars with the banking department of the Custodian or with another bank or trust company’s office located in the United States.

“Investment Advisor” means, in relation to a Portfolio, the investment manager or investment advisor of the Portfolio.

“On book currency” means (a) U.S. dollars or (b) a foreign currency that, when credited to a deposit account of a customer maintained in the banking department of the Custodian or an Eligible Foreign Custodian, the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.

“Portfolio” means (a) in relation to a Fund that is a series organization, a series of the Fund and (b) in relation to a Fund that is not a series organization, the Fund itself.

“Portfolio Interests” means beneficial interests in a Portfolio.

“Proper Instructions” means instructions in accordance with Section 9 received by the Custodian from a Fund, the Fund’s Investment Advisor, or an individual or organization duly authorized by the Fund or the Investment Advisor. The term includes standing instructions.

“SEC” means the U.S. Securities and Exchange Commission.

“Series organization” means an organization that, pursuant to the statute under which the organization is organized, has the following characteristics: (a) the organic record of the organization provides for creation by the organization of one or more series (however denominated) with respect to specified property of the organization, and provides for records to be maintained for each series that identify the property of or associated with the series, (b) debt incurred or existing with respect to the activities of, or property of or associated with a particular series is enforceable against the property of or associated with the series only, and not against the property of or associated with the organization or of other series of the organization, and (c) debt incurred or existing with respect to the activities or property of the organization is enforceable against the property of the organization only, and not against the property of or associated with any series of the organization.

“Tax” or “Taxes” means any withholding or capital gains tax, stamp duty, levy, impost, charge, assessment, deduction or related liability, including any addition to tax, penalty or interest imposed on or in respect of (i) cash or securities, (ii) the transactions effected under this Agreement, or (iii) the Fund.

“UCC” means the Uniform Commercial Code of the Commonwealth of Massachusetts as in effect from time to time.

“Underlying Portfolios” means a group of investment companies as defined in Section 12(d)(1)(F) of the 1940 Act.

“Underlying Shares” means shares or other securities, issued by a U.S. issuer, of Underlying Portfolios and other registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act), whether or not in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act).

“Underlying Transfer Agent” means State Street Bank and Trust Company or such other organization which may from time to time be appointed by the Fund to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions.

“U.S. Securities System” means a securities depository or book-entry system authorized by the U.S. Department of the Treasury or a “clearing corporation” as defined in Section 8-102 of the UCC.

SECTION 2. EMPLOYMENT OF CUSTODIAN.

SECTION 2.1 GENERAL. Each Fund hereby employs the Custodian as a custodian of (a) securities and cash of each of the Portfolios and (b) other assets of each of the Portfolios that the Custodian agrees to treat as financial assets. Each Fund, on behalf of each of its Portfolios, agrees to deliver to the Custodian (i) all securities and cash of the Portfolios, (ii) all other assets of each Portfolio that the Fund desires the Custodian, and the Custodian is willing, to treat as a financial asset and (iii) all cash and other proceeds of the securities and financial assets held in custody under this Agreement. The holding of confirmation statements that identify Underlying Shares as being recorded in the Custodian’s name on behalf of the Portfolios will be custody for purposes of this Section 2.1. This Agreement does not require the Custodian to accept an asset for custody hereunder or to treat any asset that is not a security as a financial asset.

SECTION 2.2 SUB-CUSTODIANS. Upon receipt of Proper Instructions, the Custodian shall on behalf of a Fund appoint one or more banks, trust companies or other entities located in the United States and designated in the Proper Instructions to act as a sub-custodian for the purposes of effecting such transactions as may be designated by the Fund in the Proper Instructions. The Custodian may place and maintain each Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian or foreign securities depositories, all in accordance with the applicable provisions of Sections 4 and 5. An entity acting in the capacity of Underlying Transfer Agent is not an agent or sub-custodian of the Custodian for purposes of this Agreement.

SECTION 2.3 RELATIONSHIP. With respect to securities and other financial assets, the Custodian is a securities intermediary and the Portfolio is the entitlement holder. With respect to cash maintained in a deposit account and denominated in an “on book” currency, the Custodian is a bank and the Portfolio is the bank’s customer. If cash is maintained in a deposit account with a bank other than the Custodian and the cash is denominated in an “on book” currency, the Custodian is that bank’s customer. The Custodian agrees to treat the claim to the cash as a financial asset for the benefit of the Portfolio. The Custodian does not otherwise agree to treat cash as financial asset. The duties of the Custodian as securities intermediary and bank set forth in the UCC are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC.

SECTION	3. ACTIVITIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY HELD IN THE UNITED STATES.

SECTION 3.1 HOLDING SECURITIES. The Custodian may deposit and maintain securities or other financial assets of a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act. Upon receipt of Proper Instructions on behalf of a Portfolio, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Portfolio and into which account or accounts may be transferred cash or securities and other financial assets, including securities and financial assets maintained in a U.S. Securities System. The Custodian shall hold and physically segregate for the account of each Portfolio all securities and other financial assets held by the Custodian in the United States, including all domestic securities of the Portfolio, other than (a) securities or other financial assets maintained in a U.S. Securities System and (b) Underlying Shares maintained pursuant to Section 3.6 in an account of an Underlying Transfer Agent. The Custodian may at any time or times in its discretion appoint any other bank or trust company, qualified under the 1940 Act to act as a custodian, as the Custodian’s agent to carry out such of the provisions of this Section as the Custodian may from time to time direct. The appointment of any agent shall not relieve the Custodian of any of its duties hereunder. The Custodian may at any time or times in its discretion remove the bank or trust company as the Custodian’s agent.

SECTION 3.2 REGISTRATION OF SECURITIES. Domestic securities or other financial assets held by the Custodian and that are not bearer securities shall be registered in the name of the applicable Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian, or in the name or nominee name of any agent or any sub-custodian permitted hereby. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form. However, if a Fund directs the Custodian to maintain securities or other financial assets in “street name,” the Custodian shall utilize best efforts only to timely collect income due the Fund on the securities and other financial assets and to notify the Fund of relevant issuer actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 3.3 BANK ACCOUNTS. The Custodian shall open and maintain upon the terms of the Deposit Account Agreement a separate deposit account or accounts in the United States in the name of each Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall credit to the deposit account or accounts, subject to the provisions hereof, all cash received by the Custodian from or for the account of the Portfolio, other than cash maintained by the Portfolio in a deposit account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that (a) every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and (b) each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio of a Fund be approved by vote of a majority of the Fund’s Board. The funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 3.4 COLLECTION OF INCOME. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall collect on a timely basis all income and other payments with respect to the securities and other financial assets and to which a Portfolio shall be entitled either by law or pursuant to custom in the securities business. The Custodian shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent. The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities and other financial assets held hereunder. The Custodian shall credit income to the Portfolio as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Portfolio may be charged at the Custodian’s applicable rate for time credited.

SECTION 3.5 DELIVERY OUT. The Custodian shall release and deliver out domestic securities and other financial assets of a Portfolio held in a U.S. Securities System, or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, specifying the domestic securities or financial assets held in the United States to be delivered out and the person or persons to whom delivery is to be made. The Custodian shall pay out cash of a Portfolio upon receipt of Proper Instructions on behalf of the applicable Portfolio, specifying the amount of the payment and the person or persons to whom the payment is to be made.

SECTION 3.6 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares of a Fund, on behalf of a Portfolio, shall be deposited and held in an account or accounts maintained with an Underlying Transfer Agent. The Custodian’s only responsibilities with respect to the Underlying Shares shall be limited to the following:

1)	Upon receipt of a confirmation or statement from an Underlying Transfer Agent that the Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that the Underlying Shares are being held by it as custodian for the benefit of the Portfolio.

2)

Upon receipt of Proper Instructions to purchase Underlying Shares for the account of a Portfolio, the Custodian shall pay out cash of the Portfolio as so directed to purchase the Underlying Shares and record the payment from the account of the Portfolio on the Custodian’s books and records.

3)

Upon receipt of Proper Instructions for the sale or redemption of Underlying Shares for the account of a Portfolio, the Custodian shall transfer the Underlying Shares as so directed to sell or redeem the Underlying Shares, record the transfer from the account of the Portfolio on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds of the sale or redemption, record the receipt of the proceeds for the account of such Portfolio on the Custodian’s books and records.

SECTION 3.7 PROXIES. The Custodian shall cause to be promptly executed by the registered holder of domestic securities or other financial assets held in the United States of a Portfolio, if the securities or other financial assets are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to the securities or other financial assets.

SECTION 3.8 COMMUNICATIONS. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information received by the Custodian from issuers of the securities and other financial assets being held for the Portfolio. The Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities and other financial assets whose tender or exchange is sought and from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the applicable Fund for each Portfolio all written information received by the Custodian regarding any class action or other collective litigation relating to Portfolio securities or other financial assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund for the Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Fund beyond such forwarding of written information received by the Custodian.

SECTION 4. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7.

SECTION 4.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country. The factors include but are not limited to risks arising from the country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Covered Foreign Country” means a country listed on Schedule A, which list of countries may be amended from time to time at the request of any Fund and with the agreement of the Foreign Custody Manager.

“Eligible Foreign Custodian” has the meaning set forth in Section (a)(1) of Rule 17f-5. “Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7. “Foreign Assets” means, in relation to a Portfolio, any of the Portfolio’s securities or other investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect transactions of the Portfolio in those investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

SECTION 4.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

4.2.1 DELEGATION. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 4.2 with respect to Foreign Assets of the Portfolios held outside the United States. The Custodian hereby accepts such delegation. By giving at least 30 days’ prior written notice to the Fund, the Foreign Custody Manager may withdraw its acceptance of the delegated responsibilities generally or with respect to a Covered Foreign Country designated in the notice. Following the withdrawal, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund generally or, as the case may be, with respect to the Covered Foreign Country so designated.

4.2.2 EXERCISE OF CARE AS FOREIGN CUSTODY MANAGER. The Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Foreign Assets would exercise in performing the delegated responsibilities.

4.2.3 FOREIGN CUSTODY ARRANGEMENTS. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities only with respect to Covered Foreign Countries. The Foreign Custody Manager shall list on Schedule A for a Covered Foreign Country each Eligible Foreign Custodian selected by the Foreign Custody Manager to maintain the Foreign Assets of the Portfolios with respect to the Covered Foreign Country. The list of Eligible Foreign Custodians may be amended from time to time upon notice in the sole discretion of the Foreign Custody Manager. This Agreement constitutes a Proper Instruction by a Fund, on behalf of each applicable Portfolio, to open an account, and to place and maintain Foreign Assets, for the Portfolio in each applicable Covered Foreign Country. The Fund, on behalf of the Portfolios, shall satisfy the account opening requirements for the Covered Foreign Country, and the delegation with respect to the Portfolio for the Covered Foreign Country will not be considered to have been accepted by the Custodian until that satisfaction. If the Foreign Custody Manager receives from the Fund Proper Instructions directing the Foreign Custody Manager to close the account, the delegation shall be considered withdrawn, and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to the Portfolio for the Covered Foreign Country.

4.2.4 SCOPE OF DELEGATED RESPONSIBILITIES: Subject to the provisions of this Section 4.2, the Foreign Custody Manager may place and maintain Foreign Assets in the care of an Eligible Foreign Custodian selected by the Foreign Custody Manager in each applicable Covered Foreign Country. The Foreign Custody Manager shall determine that (a) the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1) and (b) the contract between the Foreign Custody Manager and the Eligible Foreign Custodian governing the foreign custody arrangements will satisfy the requirements of Rule 17f-5(c)(2). The Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with the Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements. If the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian are no longer appropriate, the Foreign Custody Manager shall so notify the Fund.

4.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall (a) report the withdrawal of Foreign Assets from an Eligible Foreign Custodian and the placement of Foreign Assets with another Eligible Foreign Custodian by providing to the Fund’s Board an amended Schedule A at the end of the calendar quarter in which the action has occurred, and (b) after the occurrence of any other material change in the foreign custody arrangements of the Portfolios described in this Section 4.2, make a written report to the Board containing a notification of the change.

4.2.6 REPRESENTATIONS. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has (a) determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios and (b) considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets of each Portfolio in each Covered Foreign Country.

4.2.7 TERMINATION BY A PORTFOLIO OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. By giving at least 30 days’ prior written notice to the Custodian, a Fund, on behalf of a Portfolio, may terminate the delegation to the Custodian as the Foreign Custody Manager for the Portfolio. Following the termination, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Portfolio.

SECTION 4.3 MONITORING OF ELIGIBLE SECURITIES DEPOSITORIES. The Custodian shall (a) provide the Fund or its Investment Advisor with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B in accordance with Section (a)(1)(i)(A) of Rule 17f-7 and (b) monitor such risks on a continuing basis and promptly notify the Fund or its Investment Advisor of any material change in such risks, in accordance with Section (a)(1)(i)(B) of Rule 17f-7.

SECTION 5. ACTIVITIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY HELD OUTSIDE THE UNITED STATES.

SECTION 5.1. HOLDING SECURITIES. Foreign securities and other financial assets held outside of the United States shall be maintained in a Foreign Securities System in a Covered Foreign Country through arrangements implemented by the Custodian or an Eligible Foreign Custodian, as applicable, in the Covered Foreign Country. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities and other financial assets held by each Eligible Foreign Custodian or Foreign Securities System. The Custodian may hold foreign securities and other financial assets for all of its customers, including the Portfolios, with any Eligible Foreign Custodian in an account that is identified as the Custodian’s account for the benefit of its customers; provided however, that (a) the records of the Custodian with respect to foreign securities or other financial assets of a Portfolio maintained in the account shall identify those securities and other financial assets as belonging to the Portfolio and (b) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities and other financial assets so held by the Eligible Foreign Custodian be held separately from any assets of the Eligible Foreign Custodian or of other customers of the Eligible Foreign Custodian.

SECTION 5.2. REGISTRATION OF FOREIGN SECURITIES. Foreign securities and other financial assets held outside of the United States maintained in the custody of an Eligible Foreign Custodian and that are not bearer securities shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Eligible Foreign Custodian or in the name of any nominee of any of the foregoing. The Fund on behalf of the Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of the foreign securities or other financial assets. The Custodian or an Eligible Foreign Custodian reserves the right not to accept securities or other financial assets on behalf of a Portfolio under the terms of this Agreement unless the form of the securities or other financial assets and the manner in which they are delivered are in accordance with local market practice.

SECTION 5.3. INDEMNIFICATION BY ELIGIBLE FOREIGN CUSTODIANS. Each contract pursuant to which the Custodian employs an Eligible Foreign Custodian shall, to the extent possible, require the Eligible Foreign Custodian to indemnify and hold harmless the Custodian from and against any loss, cost or expense arising out of or in connection with the Eligible Foreign Custodian’s performance of its obligations. At a Fund’s election, a Portfolio shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against an Eligible Foreign Custodian as a consequence of any such loss, cost or expense if and to the extent that the Portfolio has not been made whole for the loss, cost or expense. In no event shall the Custodian be obligated to bring suit in its own name or to allow suit to be brought in its name.

SECTION 5.4    BANK ACCOUNTS.

5.4.1 GENERAL. The Custodian shall identify on its books as for the account of the applicable Portfolio the amount of cash (including cash denominated in foreign currencies) deposited with the Custodian. The Custodian shall maintain cash deposits in on book currencies on its balance sheet. The Custodian shall be liable for such balances. If the Custodian is unable to maintain, or market practice does not facilitate the maintenance for the Portfolio of a cash balance in a currency as an on book currency, a deposit account shall be opened and maintained by the Custodian outside the United States on behalf of the Portfolio with an Eligible Foreign Custodian. The Custodian shall not maintain the cash deposit on its balance sheet. The Eligible Foreign Custodian will be liable for such balance directly to the Portfolio. All deposit accounts referred to in this Section shall be subject only to draft or order by the Custodian or, if applicable, the Eligible Foreign Custodian acting pursuant to the terms of this Agreement. Cash maintained in a deposit account and denominated in an “on book” currency will be maintained under and subject to the laws of the Commonwealth of Massachusetts. The Custodian will not have any deposit liability for deposits in any currency that is not an “on book” currency.

5.4.2 NON-U.S. BRANCH AND NON-U.S. DOLLAR DEPOSITS. In accordance with the laws of the Commonwealth of Massachusetts, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of the deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgment of the Custodian, harm to the employees or property of the Custodian.

SECTION 5.5. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Portfolio shall be entitled. If extraordinary measures are required to collect the income or payment, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the applicable Portfolio as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Portfolio may be charged at the Custodian’s applicable rate for time credited. Income on securities or other financial assets loaned other than from the Custodian’s securities lending program shall be credited as received.

SECTION 5.6. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

5.6.1 DELIVERY OUT. The Custodian or an Eligible Foreign Custodian shall release and deliver foreign securities or other financial assets held outside of the United States owned by a Portfolio and held by the Custodian or such Eligible Foreign Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, specifying the foreign securities to be delivered and the person or persons to whom delivery is to be made. The Custodian shall pay out, or direct the respective Eligible Foreign Custodian or the respective Foreign Securities System to pay out, cash of a Portfolio only upon receipt of Proper Instructions specifying the amount of the payment and the person or persons to payment is to be made.

5.6.2 MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for the Foreign Assets from such purchaser or dealer.

5.6.3 SETTLEMENT PRACTICES. The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs an Eligible Foreign Custodian described on Schedule C at the time or times set forth on the Schedule. The Custodian may revise Schedule C from time to time, but no revision shall result in a Board being provided with substantively less information than had been previously provided on Schedule C.

SECTION 5.7 SHAREHOLDER OR BONDHOLDER RIGHTS. The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder and bondholder rights with respect to foreign securities and other financial assets held outside the United States, subject always to the laws, regulations and practical constraints that may exist in the country where the securities or other financial assets are issued. The Custodian may utilize Broadridge Financial Solutions, Inc. or another proxy service firm of recognized standing as its delegate to provide proxy services for the exercise of shareholder and bondholder rights. Local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of a Fund to exercise shareholder and bondholder rights.

SECTION 5.8. COMMUNICATIONS. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities and other financial asset assets being held outside the United States for the account of a Portfolio. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of foreign securities whose tender or exchange is sought or from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the Fund all written information received by the Custodian through Eligible Foreign Custodians from issuers of the foreign securities or other financial assets issued outside of the United States and being held for the account of the Portfolio regarding any class action or other collective litigation relating to the Portfolio’s foreign securities or other financial assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via an Eligible Foreign Custodian for the account of the Fund for the Portfolio, including, but not limited to, opt-out notices and proof- of-claim forms. The Custodian does not support class-action participation by a Fund beyond such forwarding of written information received by the Custodian.

SECTION 6.	FOREIGN EXCHANGE.

SECTION 6.1. GENERALLY. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

SECTION 6.2. FUND ELECTIONS. Each Fund (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Fund or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Fund (or its Investment Advisor) instructs the Custodian, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

SECTION 6.3. FUND ACKNOWLEDGEMENT Each Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its Investment Advisor;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its Investment Advisor; and

(iii)

shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

SECTION 6.4. TRANSACTIONS BY STATE STREET. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Fund (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its Investment Manager), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the Investment Advisor.

SECTION 6A.	CONTRACTUAL SETTLEMENT SERVICES (PURCHASE/SALES).

SECTION 6A.1 GENERAL. The Custodian shall, in accordance with the terms set out in this Section 6A, debit or credit the appropriate deposit account of each Portfolio on a contractual settlement basis in connection with the purchase of securities or other financial assets for the Portfolio or the receipt of the proceeds of the sale or redemption of securities or other financial assets.

SECTION 6A.2 PROVISION OF SERVICES. The services described in Section 6A.1 (the “Contractual Settlement Services”) shall be provided for the securities and other financial assets and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services at its sole discretion immediately upon notice to the applicable Fund on behalf of each Portfolio, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Fund.

SECTION 6A.3 PURCHASE CONSIDERATION. The consideration payable in connection with a purchase transaction shall be debited from the appropriate deposit account of the Portfolio as of the time and date that funds would ordinarily be required to settle the transaction in the applicable market. The Custodian shall promptly recredit the amount at the time that the Portfolio or the Fund notifies the Custodian by Proper Instruction that the transaction has been canceled.

SECTION 6A.4 SALES AND REDEMPTIONS. A provisional credit of an amount equal to the net sale price for a sale or redemption of securities or other financial assets shall be made to the account of the Portfolio as if the amount had been received as of the close of business on the date on which good funds would ordinarily be immediately available in the applicable market. The provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agent having possession of the securities of other financial assets (excluding financial assets subject to any third party lending arrangement entered into by a Portfolio) associated with the transaction in good deliverable form and not being aware of any facts which would lead the Custodian or its agent to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

SECTION 6A.5. REVERSALS OF PROVISIONAL CREDITS OR DEBITS. The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable. The Portfolio shall be responsible for any costs or liabilities resulting from such reversal. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Portfolio to the Custodian and may be debited from any deposit or other account held for benefit of the Portfolio.

SECTION 7.	TAX SERVICES.

(a) Each Fund will provide documentary evidence of its tax domicile, organisational specifics and other documentation and information as may be required by the Custodian from time to time for tax purposes, including, without limitation, information relating to any special ruling or treatment to which the Fund may be entitled that is not applicable to the general nationality and category of person to which the Fund belongs under general laws and treaty obligations and documentation and information required in relation to countries where the Fund engages or proposes to engage in investment activity or where Portfolio assets are or will be held. The provision of such documentation and information shall be deemed to be a Proper Instruction, which the Custodian shall be entitled to rely and act upon. In giving such documentation and information, each Fund represents and warrants that it is true and correct in all material respects and that it will promptly provide the Custodian with all necessary corrections or updates upon becoming aware of any changes or inaccuracies in the documentation or information supplied.

(b) Each Fund shall be liable for all taxes (including Taxes) relating to its investment activity, including with respect to any cash or securities held by the Custodian on behalf of the Fund or any transactions related thereto. Subject to compliance by the Client with its obligations under Section 7(a), the Custodian shall withhold (or cause to be withheld) the amount of any Tax which is required to be withheld under applicable law in connection with the collection on behalf of the Fund pursuant to this Agreement of any dividend, interest income or other distribution with respect to any security and the proceeds or income from the sale or other transfer of any security held by the Custodian. If any Taxes become payable with respect to any prior payment made to the Fund by the Custodian or otherwise, the Custodian may apply any credit balance in the Fund’s deposit account to the extent necessary to satisfy such Tax obligation. The Fund shall remain liable for any tax deficiency. The Custodian is not liable for any tax obligations relating to the Portfolio or the Fund, other than those Tax services as set out specifically in this Section. The Fund agrees that the Custodian is not, and shall not be deemed to be, providing tax advice or tax counsel.

(c) The Custodian will provide tax relief services in relation to designated markets as may be specified from time to time in the Client Publications. Subject to the preceding sentence and compliance by the Fund with its obligations under Section 7(a), the Custodian will apply for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on securities for the benefit of the Fund. Unless otherwise informed by the Fund, the Custodian shall be entitled to apply categorical treatment of the Fund according to its nationality, particulars of its organisation and other relevant details supplied by the Fund.

SECTION 8.	PAYMENTS FOR SALES OR REDEMPTIONS OF PORTFOLIO INTERESTS.

SECTION 8.1 PAYMENT FOR PORTFOLIO INTERESTS ISSUED. The Custodian shall receive from the distributor of Portfolio Interests of a Fund or from the Fund’s transfer agent (the “Transfer Agent”) and deposit into the account of the Portfolio such payments as are received for Portfolio Interests issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of the Portfolio and the Transfer Agent of any receipt of the payments by the Custodian.

SECTION 8.2 PAYMENT FOR PORTFOLIO INTERESTS REDEEMED. Upon receipt of instructions from the Transfer Agent, the Custodian shall set aside funds of a Portfolio to the extent available for payment to holders of Portfolio Interests who have delivered to the Transfer Agent a request for redemption of their Portfolio Interests. The Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming interest holders. If the Custodian furnishes a check to a holder in payment for the redemption of the holder’s Portfolio Interests and the check is drawn on the Custodian, the Custodian shall honor the check so long as the check is presented to the Custodian in accordance with the Deposit Account Agreement and such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

SECTION 9.	PROPER INSTRUCTIONS.

SECTION 9. 1 FORM AND SECURITY PROCEDURES. Proper Instructions may be in writing signed by the authorized individual or individuals or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the individual or organization giving the instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund by reference to the form of Funds Transfer Addendum hereto, the terms of which are part of this Agreement. The Custodian may agree to accept oral instructions, and in such case oral instructions will be considered Proper Instructions. The Fund shall cause all oral instructions to be confirmed in writing, but the Fund’s failure to do so shall not affect the Custodian’s authority to rely on the oral instructions.

Section 9.2 RELIANCE ON OFFICER’S CERTIFICATE. Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund. The certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary and the Custodian has had a reasonable time to act thereon.

Section 9.3 UNTIMELY PROPER INSTRUCTIONS. If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction), the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if the Custodian’s efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction). The inclusion of a statement of purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect the Proper Instruction. The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent.

SECTION 10.	ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each Portfolio:

1)

Make payments to itself or others for minor expenses of handling securities or other financial assets relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

2)	Surrender securities or other financial assets in temporary form for securities or other financial assets in definitive form;

3)	Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)

In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and other financial assets of the Portfolio except as otherwise directed by the applicable Board.

SECTION 11.	DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME.

The Custodian shall cooperate with and supply necessary information to any organization appointed by the Board of a Portfolio of a Fund to keep the books of account of the Portfolio and compute the net asset value per Portfolio Interest of the outstanding Portfolio Interests or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and compute such net asset value per Portfolio Interest. If and as so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund’s currently effective prospectus (“Prospectus”) and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of Portfolio Interests held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 11 and in Section 12; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. If and as so directed, the calculations of the net asset value per Portfolio Interest and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.

SECTION 12.	RECORDS.

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. In the event that the Custodian is requested or authorized by a Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Custodian’s personnel as witnesses, the Fund agrees to pay the Custodian for the Custodian’s time and expenses, as well as the fees and expenses of the Custodian’s counsel, incurred in responding to such request, order or requirement.

SECTION 13.	FUND’S INDEPENDENT ACCOUNTANTS; REPORTS.

SECTION 13.1 OPINIONS. The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 13.2 REPORTS. Upon reasonable request of a Fund, the Custodian shall provide the Fund with a copy of the Custodian’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Custodian shall use commercially reasonable efforts to provide the Fund with such reports as the Fund may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

SECTION 14.	CUSTODIAN’S STANDARD OF CARE; EXCULPATION.

14.1 STANDARD OF CARE. In carrying out the provisions of this Agreement, the Custodian shall act in good faith and without negligence and willful misconduct and shall be held to the exercise of reasonable care.

14.2 RELIANCE ON PROPER INSTRUCTIONS. The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Fund and has had a reasonable time to act thereon. The Custodian may act on a Proper Instruction if it reasonably believes that it contains sufficient information and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification or authentication of Proper Instructions. The Custodian may rely upon and shall be protected in acting upon any Proper Instruction or any other instruction, notice, request, consent, certificate or other instrument or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the applicable Fund.

14.3 OTHER RELIANCE. The Custodian is authorized and instructed to rely upon the information that the Custodian receives from the Fund or any third party on behalf of the Fund. The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by or on behalf of any Fund. The Custodian shall have no liability in respect of any loss, cost or expense incurred or sustained by the Fund arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for the Fund by any individual or organization, other than the Custodian, prior to the Custodian’s appointment as custodian hereunder. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to the advice.

14.4 LIABILITY FOR FOREIGN CUSTODIANS. The Custodian shall be liable for the acts or omissions of an Eligible Foreign Custodian to the same extent as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Fund elects to invest.

14.5 INSOLVENCY AND COUNTRY RISK. The Custodian shall in no event be liable for (a) the insolvency of any Eligible Foreign Custodian, (b) the insolvency of any depositary bank maintaining in a deposit account cash denominated in any currency other than an “on book” currency, or (c) any loss, cost or expense incurred or sustained by a Fund or Portfolio resulting from or caused by Country Risk.

14.6 FORCE MAJEURE AND THIRD PARTY ACTIONS. The Custodian shall be without responsibility or liability to any Fund or Portfolio for: (a) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any currency or securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (b) errors by any Fund, its Investment Advisor or any other duly authorized person in their instructions to the Custodian; (c) the insolvency of or acts or omissions by a U.S. Securities System, Foreign Securities System, Underlying Transfer Agent or domestic sub-custodian designated pursuant to Section 2.2; (d) the failure of any Fund, its Investment Advisor, Portfolio or any duly authorized individual or organization to adhere to the Custodian’s operational policies and procedures; (e) any delay or failure of any broker, agent, securities intermediary or other intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold; (f) any delay or failure of any organization in charge of registering or transferring securities or other financial assets in the name of the Custodian, any Fund, any Portfolio, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset, U.S. Securities System or Foreign Securities System; and (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

14.7 INDIRECT/SPECIAL/CONSEQUENTIAL DAMAGES. Notwithstanding any other provision set forth herein, in no event shall either party be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, lost profits) with respect to the services provided pursuant to this Agreement, regardless of whether either party has been advised of the possibility of such damages. The limitations of liability set forth in this Section 14.7 shall apply regardless of the form or type of action in which a claim is brought or under which it is made, whether in contract, tort (including negligence of any kind), warranty, strict liability, indemnity or any other legal or equitable grounds, and shall survive failure of an exclusive remedy.

14.8 DELIVERY OF PROPERTY. The Custodian shall not be responsible for any securities or other assets of a Portfolio which are not received by the Custodian or which are delivered out in accordance with Proper Instructions. The Custodian shall not be responsible for the title, validity or genuineness of any securities or other assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

14.9 NO INVESTMENT ADVICE. The Custodian has no responsibility to monitor or oversee the investment activity undertaken by a Fund or its Investment Advisor or by an Portfolio. The Custodian has no duty to ensure or to inquire whether an Investment Advisor complies with any investment objectives or restrictions agreed upon between a Fund and the Investment Advisor or whether the Investment Advisor complies with its legal obligations under applicable securities laws or other laws, including laws intended to protect the interests of investors. The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by a Fund or a Portfolio or on its behalf.

14.10 COMMUNICATIONS. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other financial assets of a Portfolio at any time held by the Custodian unless (a) the Custodian or the Eligible Foreign Custodian is in actual possession of such foreign securities or other financial assets, (b) the Custodian receives Proper Instructions with regard to the exercise of the right or power, and (c) both of the conditions referred to in the foregoing clauses (a) and (b) have been satisfied at least three business days prior to the date on which the Custodian is to take action to exercise the right or power.

14.11 LOANED SECURITIES. Income due to each Portfolio on securities or other financial assets loaned shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection with loaned securities or other financial assets, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is entitled.

14.12 TRADE COUNTERPARTIES. A Fund’s receipt of securities or other financial assets from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale or redemption of securities or other financial assets will be at the Fund’s sole risk, and the Custodian shall not be obligated to make demands on the Fund’s behalf if the Fund’s counterparty defaults. If a Fund’s counterparty fails to deliver securities, other financial assets or cash, the Custodian will, as its sole responsibility, notify the Fund’s Investment Advisor of the failure within a reasonable time after the Custodian became aware of the failure.

SECTION 15.	COMPENSATION AND INDEMNIFICATION OF CUSTODIAN; SECURITY INTEREST.

SECTION. 15.1 COMPENSATION. The Custodian shall be entitled to reasonable compensation for its services and expenses as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 15.2 INDEMNIFICATION. Each Portfolio agrees to indemnify the Custodian and to hold the Custodian harmless from and against any loss, cost or expense sustained or incurred by the Custodian in acting or omitting to act under or in respect of this Agreement in good faith and without negligence or willful misconduct, including, without limitation, (a) the Custodian’s compliance with Proper Instructions and (b) in connection with the provision of services to a Fund pursuant to Section 7, any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses, that may be assessed against the Fund, the Portfolio or the Custodian as custodian of the assets of the Fund or the Portfolio. If a Fund on behalf of a Portfolio instructs the Custodian to take any action with respect to securities or other financial assets, and the action involves the payment of money or may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable therefor, the Fund on behalf of the Portfolio, as a prerequisite to the Custodian taking the action, shall provide to the Custodian at the Custodian’s request such further indemnification in an amount and form satisfactory to the Custodian.

SECTION 15.3 SECURITY INTEREST. Each Fund hereby grants to the Custodian, to secure the payment and performance of the Fund’s obligations under this Agreement, whether contingent or otherwise, a security interest in and right of recoupment and setoff against all cash and all securities and other financial assets at any time held for the account of a Portfolio by or through the Custodian. The obligations include, without limitation, the Fund’s obligations to reimburse the Custodian if the Custodian or any of its affiliates, subsidiaries or agents advances cash or securities or other financial assets to the Fund for any purpose (including but not limited to settlements of securities or other financial assets, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligence, as well as the Fund’s obligation to compensate the Custodian pursuant to Section 15.1 or indemnify the Custodian pursuant to Section 15.2. Should the Fund fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly, the Custodian shall have the rights and remedies of a secured party under this Agreement, the UCC and other applicable law, including the right to utilize available cash and to sell or otherwise dispose of the Portfolio’s assets to the extent necessary to obtain payment or reimbursement. The Custodian may at any time decline to follow Proper Instructions to deliver out cash, securities or other financial assets if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash, securities or other financial assets remaining will not have sufficient value fully to secure the Fund’s payment or reimbursement obligations, whether contingent or otherwise.

SECTION 16.	EFFECTIVE PERIOD AND TERMINATION.

SECTION 16.1 TERM. This Agreement shall remain in full force and effect for an initial term ending five (5) years from the date hereof. After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the initial term or any renewal term, as the case may be. A written notice of non- renewal may be given as to a Fund or a Portfolio.

SECTION 16.2 TERMINATION. Either party may terminate this Agreement as to a Fund or a Portfolio: (a) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 120 days’ written notice being given by the non-breaching party of the breach, or (b) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

SECTION 16.3 PAYMENTS OWING TO THE CUSTODIAN. Upon termination of this Agreement pursuant to Section 16.1 or 16.2 with respect to any Fund or Portfolio, the applicable Fund shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other fees, expenses and charges. Upon receipt of such payment and reimbursement, the Custodian will deliver the Fund’s or Portfolio’s cash and its securities and other financial assets as set forth in Section 17.

SECTION 16.4 EFFECT OF TERMINATION. Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio. Following termination with respect to a Fund or Portfolio, the Custodian shall have no further responsibility to forward information under Section 3.8 or 5.8. The provisions of Sections 7, 14, 15 and 17 of this Agreement shall survive termination of this Agreement.

SECTION 17.	SUCCESSOR CUSTODIAN.

SECTION 17.1 SUCCESSOR APPOINTED. If a successor custodian shall be appointed for a Portfolio by its Board, the Custodian shall, upon termination of this Agreement and receipt of Proper Instructions, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all cash and all securities and other financial assets of the Portfolio then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities and other financial assets of the Portfolio held in a U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent.

SECTION 17.2 NO SUCCESSOR APPOINTED. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer the cash and the securities and other financial assets of the Portfolio in accordance with the Proper Instructions.

SECTION 17.3 NO SUCCESSOR APPOINTED AND NO PROPERTY INSTRUCTIONS. If no successor custodian has been appointed and no Proper Instructions have been delivered to the Custodian on or before the termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all cash and all securities and other financial assets of the Portfolio then held by the Custodian hereunder, and to transfer to an account of the bank or trust company all of the securities and other financial assets of the Portfolio held in any U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent. The transfer will be on such terms as are contained in this Agreement or as the Custodian may otherwise reasonably negotiate with the bank or trust company. Any compensation payable to the bank or trust company, and any cost or expense incurred by the Custodian, in connection with the transfer shall be for the account of the Portfolio.

SECTION 17.4 REMAINING PROPERTY. If any cash or any securities or other financial assets of the Portfolio held by the Custodian hereunder remain held by the Custodian after the termination of this Agreement owing to the failure of the applicable Fund to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian holds the cash or the securities or other financial assets (the existing agreed-to compensation at the time of termation shall be one indicator of what is considered fair compensation). The provisions of this Agreement relating to the duties, exculpation and indemnification of the Custodian shall apply in favor of the Custodian during such period.

SECTION 17.5 RESERVES. Notwithstanding the foregoing provisions of this Section 17, the Custodian may retain cash or securities or other financial assets of the Fund or Portfolio as a reserve reasonably established by the Custodian to secure the payment or performance of any obligations of the Fund or Portfolio secured by a security interest or right of recoupment or setoff in favor of the Custodian.

SECTION 18. REMOTE ACCESS SERVICES ADDENDUM. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

SECTION 19. LOAN SERVICES ADDENDUM. If a Fund directs the Custodian in writing to perform loan services, the Custodian and the Fund will be bound by the terms of the Loan Services Addendum attached hereto. The Fund shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Fund and the Custodian.

SECTION 20.	GENERAL.

SECTION 20.1 GOVERNING LAW. Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules. Likewise, the law applicable to all issues in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in respect of Securities Held with an Intermediary is the law in force in the Commonwealth of Massachusetts.

SECTION 20.2 [RESERVED]

SECTION 20.3 PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes all prior agreements between each Fund on behalf of each of the Fund’s Portfolios and the Custodian relating to the custody of the Fund’s assets. This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

SECTION 20.4 ASSIGNMENT. This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) the Custodian without the written consent of each applicable Fund. However, without the consent any Fund or any Portfolio, the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Custodian. Notwithstanding the foregoing, the Custodian may employ, engage, associate or contract with such person or persons, including, without limitation, affiliates and subsidiaries of the Custodian, as the Custodian may deem desirable to assist it in performing certain of its non-custodial obligations under this Agreement without the consent of any Fund; provided, however, that the compensation of such person or persons shall be paid by the Custodian and that the Custodian shall be as fully responsible to the Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions under this Agreement.

SECTION 20.5 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of a Fund’s organic record and Prospectus. No interpretive or additional provisions made as provided in the preceding sentence shall be an amendment of this Agreement.

SECTION 20.6 ADDITIONAL FUNDS AND PORTFOLIOS.

20.6.1 ADDITIONAL FUND. If any management investment company in addition to those listed on Appendix A desires he Custodian to render services as custodian under the terms of this Agreement, the management investment company shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 20.7 below.

20.6.2 ADDITIONAL PORTFOLIO. If any Fund establishes a series in addition to the Portfolios set forth on Appendix A with respect to which the Fund desires the Custodian to render services as custodian under the terms of this Agreement, the Fund shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the series shall become a Portfolio hereunder.

SECTION 20.7 THE PARTIES; REPRESENTATIONS AND WARRANTIES. All references in this Agreement to the “Fund” are to each of the management investment companies listed on Appendix A, and each management investment company made subject to this Agreement in accordance with Section 20.6 above, individually, as if this Agreement were between the individual Fund and the Custodian. In the case of a series organization, all references in this Agreement to the “Portfolio” are to the individual series of the series organization on behalf of the individual series. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.

20.7.1 FUND REPRESENTATIONS AND WARRANTIES. Each Fund hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its organic record to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Fund’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

20.7.2 CUSTODIAN REPRESENTATIONS AND WARRANTIES. The Custodian hereby represents and warrants that (a) it is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) it has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it.

SECTION 20.8 NOTICES. Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:	c/o NUVEEN INVESTMENTS
333 West Wacker Drive
Chicago, Illinois 60606

Attention: Stephen Foy
Telephone: 312-917-7956

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
One Lincoln Street
Boston, MA 02111

Attention: Louis Abruzzi
Telephone: 617-662-0300

with a copy to:

STATE STREET BANK AND TRUST COMPANY

Legal Division – Global Services Americas

One Lincoln Street

Boston, MA 02111

Attention: Senior Vice President and Senior Managing Counsel

SECTION 20.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

SECTION 20.10 SEVERABILITY; NO WAIVER. If any provision of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any the term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

SECTION 20.11 CONFIDENTIALITY. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 20.12 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

SECTION 20.12 USE OF DATA.

(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 20.12 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding a Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b) Subject to paragraph (c) below, the Custodian and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Fund and the Custodian or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Fund otherwise consents, Data is combined or aggregated with information relating to (i) other customers of the Custodian and/or its Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Fund. The Fund agrees that Custodian and/or its Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of the Custodian’s compensation for services under this Agreement or such other agreement, and the Custodian and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Fund.

(c) Except as expressly contemplated by this Agreement, nothing in this Section 20.12 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 20.12 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

SECTION 20.13 DATA PRIVACY. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Funds’ shareholders, employees, directors and officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. The term, “personal information”, as used in this Section, means (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account. The term does not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

SECTION 20.14 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 20.15 REGULATION GG. Each Fund represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

SECTION 20.16 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks that hold securities, as that term is used in federal securities laws, for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, as may be applicable, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund’s protection, the Rule, as applicable, prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES ☐	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO ☒	The Custodian is not authorized to release the Fund’s name, address, and share positions.

SECTION 20.17 LIMITATION OF LIABILITY. To the extent that a Fund’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, this Agreement is executed on behalf of such Fund by the Fund’s officers as officers and not individually. The obligations imposed upon the applicable Fund by this Agreement are not binding upon any of such Fund’s Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

EACH OF THE MANAGEMENT INVESTMENT COMPANIES AND SERIES

SET FORTH ON APPENDIX A HERETO

By:	/s/ Stephen D. Foy

Name: Stephen D. Foy
Title: Vice President and Fund Controller

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia

Name: Gunjan Kedia
Title: Executive Vice President

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

NUVEEN CLOSED-END MANAGEMENT INVESTMENT COMPANIES

Diversified Real Asset Income Fund

Dow 30 SM Enhanced Premium & Income Fund Inc.

Dow 30SM Premium & Dividend Income Fund Inc.

NASDAQ Premium Income & Growth Fund Inc.

Nuveen All Cap Energy MLP Opportunities Fund

Nuveen AMT-Free Municipal Income Fund

Nuveen AMT-Free Municipal Value Fund

Nuveen Arizona Premium Income Municipal Fund

Nuveen Build America Bond Fund

Nuveen Build America Bond Opportunity Fund Nuveen

California AMT-Free Municipal Income Fund Nuveen

California Dividend Advantage Municipal Fund Nuveen

California Dividend Advantage Municipal Fund 2

Nuveen California Dividend Advantage Municipal Fund 3

Nuveen California Municipal Value Fund 2

Nuveen California Municipal Value Fund, Inc.

Nuveen California Select Tax-Free Income Portfolio

Nuveen Connecticut Premium Income Municipal Fund

Nuveen Core Equity Alpha Fund

Nuveen Credit Strategies Income Fund

Nuveen Diversified Currency Opportunities Fund

Nuveen Diversified Dividend and Income Fund

Nuveen Dividend Advantage Municipal Fund

Nuveen Dividend Advantage Municipal Fund 2

Nuveen Dividend Advantage Municipal Fund 3

Nuveen Dividend Advantage Municipal Income Fund

Nuveen Dow 30 Dynamic Overwrite Fund

Nuveen Energy MLP Total Return Fund

Nuveen Enhanced Municipal Value Fund

Nuveen Equity Premium Advantage Fund

Nuveen Equity Premium and Growth Fund

Nuveen Equity Premium Income Fund

Nuveen Equity Premium Opportunity Fund

Nuveen Flexible Investment Income Fund

Nuveen Floating Rate Income Fund

Nuveen Floating Rate Income Opportunity Fund

Nuveen Georgia Dividend Advantage Municipal Fund 2

Nuveen Global High Income Fund

Nuveen Global Income Opportunities Fund

Nuveen Global Equity Income Fund f/k/a Nuveen Global Value Opportunities Fund

Nuveen High Income 2020 Target Term Fund

Nuveen Intermediate Duration Municipal Term Fund

Nuveen Intermediate Duration Quality Municipal Term Fund

D-1

Nuveen Investment Quality Municipal Fund, Inc.

Nuveen Maryland Premium Income Municipal Fund

Nuveen Massachusetts Premium Income Municipal Fund

Nuveen Michigan Quality Income Municipal Fund

Nuveen Minnesota Municipal Income Fund

Nuveen Missouri Premium Income Municipal Fund

Nuveen Mortgage Opportunity Term Fund

Nuveen Mortgage Opportunity Term Fund 2

Nuveen Municipal Advantage Fund, Inc.

Nuveen Municipal High Income Opportunity Fund

Nuveen Municipal Income Fund, Inc.

Nuveen Municipal Market Opportunity Fund, Inc.

Nuveen Municipal Opportunity Fund, Inc.

Nuveen Municipal Value Fund, Inc.

Nuveen Multi-Market Income Fund

Nuveen NASDAQ 100 Dynamic Overwrite Fund

Nuveen New Jersey Dividend Advantage Municipal Fund

Nuveen New Jersey Dividend Advantage Municipal Fund 2

Nuveen New Jersey Investment Quality Municipal Fund, Inc.

Nuveen New Jersey Municipal Value Fund

Nuveen New Jersey Premium Income Municipal Fund, Inc.

Nuveen New York AMT-Free Municipal Income Fund

Nuveen New York Dividend Advantage Municipal Fund

Nuveen New York Dividend Advantage Municipal Fund 2

Nuveen New York Municipal Value Fund 2

Nuveen New York Municipal Value Fund, Inc.

Nuveen New York Performance Plus Municipal Fund, Inc.

Nuveen New York Select Tax-Free Income Portfolio

Nuveen North Carolina Premium Income Municipal Fund

Nuveen Ohio Quality Income Municipal Fund

Nuveen Pennsylvania Investment Quality Municipal Fund

Nuveen Pennsylvania Municipal Value Fund

Nuveen Performance Plus Municipal Fund, Inc.

Nuveen Preferred and Income Term Fund

Nuveen Preferred Income Opportunities Fund

Nuveen Premier Municipal Income Fund, Inc.

Nuveen Premium Income Municipal Fund 2, Inc.

Nuveen Premium Income Municipal Fund 4, Inc.

Nuveen Premium Income Municipal Fund, Inc.

Nuveen Quality Income Municipal Fund, Inc.

Nuveen Quality Municipal Fund, Inc.

Nuveen Quality Preferred Income Fund

Nuveen Quality Preferred Income Fund 2

Nuveen Quality Preferred Income Fund 3

Nuveen Real Asset Income and Growth Fund

Nuveen Real Estate Income Fund

Nuveen Select Maturities Municipal Fund

Nuveen Select Quality Municipal Fund, Inc.

Nuveen Select Tax-Free Income Portfolio

Nuveen Select Tax-Free Income Portfolio 2

Nuveen Select Tax-Free Income Portfolio 3

Nuveen Senior Income Fund

Nuveen Short Duration Credit Opportunities Fund

Nuveen Tax-Advantaged Dividend Growth Fund

Nuveen Tax-Advantaged Total Return Strategy Fund

Nuveen Technology Opportunities Fund

Nuveen Texas Quality Income Municipal Fund

Nuveen Virginia Premium Income Municipal Fund

NUVEEN OPEN-END MANAGEMENT INVESTMENT COMPANIES

NUVEEN MUNICIPAL TRUST, on behalf of:

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen All-American Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Inflation Protected Municipal Bond Fund

Nuveen Short Duration High Yield Municipal Bond Fund

Nuveen Strategic Municipal Opportunities Fund

NUVEEN MULTISTATE TRUST I, on behalf of:

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

NUVEEN MULTISTATE TRUST II, on behalf of:

Nuveen California High Yield Municipal Bond Fund

Nuveen California Municipal Bond Fund

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

NUVEEN MULTISTATE TRUST III, on behalf of:

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

NUVEEN MULTISTATE TRUST IV, on behalf of:

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

NUVEEN INVESTMENT TRUST, on behalf of:

Nuveen Concentrated Core Fund

Nuveen Core Dividend Fund

Nuveen Equity Market Neutral Fund

Nuveen Global Total Return Bond Fund

Nuveen Large Cap Core Fund

Nuveen Large Cap Core Plus Fund

Nuveen Large Cap Growth Fund

Nuveen Large Cap Value Fund (f/k/a Nuveen Multi-Manager Large-Cap Value Fund)

Nuveen NWQ Global Equity Fund

Nuveen NWQ Global Equity Income Fund (f/k/a Nuveen NWQ Equity Income Fund)

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

Nuveen Tradewinds Value Opportunities Fund

Nuveen U.S. Infrastructure Income Fund

NUVEEN INVESTMENT TRUST II, on behalf of:

Nuveen Equity Long/Short Fund

Nuveen Global Growth Fund

Nuveen Growth Fund

Nuveen International Growth Fund

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen Santa Barbara International Dividend Growth Fund

Nuveen Symphony Dynamic Equity Fund

Nuveen Symphony International Equity Fund

Nuveen Symphony Large-Cap Growth Fund

Nuveen Symphony Low Volatility Equity Fund

Nuveen Symphony Mid-Cap Core Fund

Nuveen Symphony Small Cap Core Fund

Nuveen Tradewinds Emerging Markets Fund

Nuveen Tradewinds Global All-Cap Fund

Nuveen Tradewinds International Value Fund

Nuveen Tradewinds Japan Fund

Nuveen Winslow Large-Cap Growth Fund

NUVEEN INVESTMENT TRUST III, on behalf of:

Nuveen Symphony Credit Opportunities Fund

Nuveen Symphony Dynamic Credit Fund

Nuveen Symphony Floating Rate Income Fund

Nuveen Symphony High Yield Bond Fund

NUVEEN INVESTMENT TRUST V, on behalf of:

Nuveen Gresham Diversified Commodity Strategy Fund

Nuveen Gresham Long/Short Commodity Strategy Fund

Nuveen NWQ Flexible Income Fund

Nuveen Preferred Securities Fund

NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST, on behalf of

Enhanced Multi-Strategy Income Managed Accounts Portfolio

Municipal Total Return Managed Accounts Portfolio

NUVEEN INVESTMENT FUNDS, INC., on behalf of

Nuveen Global Infrastructure Fund

Nuveen Real Asset Income Fund

Nuveen International Select Fund

LOAN SERVICES ADDENDUM

TO MASTER CUSTODIAN AGREEMENT

ADDENDUM to that certain Master Custodian Agreement (the “Custodian Agreement”) by and among each fund (a “Fund”) identified on Appendix A thereto or made subject thereto pursuant to Section 20.6 thereof and State Street Bank and Trust Company, including its subsidiaries and other affiliates (the “Custodian”). As used in this Addendum, the term “Fund”, in relation to a Loan (as defined below), includes a Portfolio on whose behalf the Fund acts with respect to the Loan.

The following provisions will apply with respect to interests in commercial loans, including loan participations, whether the loans are bilateral or syndicated and whether any obligor is located in or outside of the United States (collectively, “Loans”), made or acquired by a Fund on behalf of one or more of its Portfolios.

SECTION 1. PAYMENT CUSTODY. If a Fund wishes the Custodian to receive payments directly with respect to a Loan for credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement,

(a) the Fund will cause the Custodian to be named as the Fund’s nominee for payment purposes under the relevant financing documents, e.g., in the case of a syndicated loan, the administrative contact for the agent bank, and otherwise provide for the payment to the Custodian of the payments with respect to the Loan; and

(b) the Custodian will credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement any payment on or in respect of the Loan actually received by the Custodian and identified as relating to the Loan, but with any amount credited being conditional upon clearance and actual receipt by the Custodian of final payment.

SECTION 2. MONITORING. If a Fund wishes the Custodian to monitor payments on and forward notices relating to a Loan,

(a) the Fund will deliver, or cause to be delivered, to the Custodian a schedule identifying the amount and due dates of the scheduled principal payments, the scheduled interest payment dates and related payment amount information, and such other information with respect to the Loan as the Custodian may reasonably require in order to perform its services hereunder (collectively, “Loan Information”) and in such form and format as the Custodian may reasonably request; and

(b) the Custodian will (i) if the amount of a principal, interest, fee or other payment with respect to the Loan is not received by the Custodian on the date on which the amount is scheduled to be paid as reflected in the Loan Information, provide a report to the Fund that the payment has not been received and (ii) if the Custodian receives any consent solicitation, notice of default or similar notice from any syndication agent, lead or obligor on the Loan, undertake reasonable efforts to forward the notice to the Fund.

i

SECTION 3. EXCULPATION OF THE CUSTODIAN.

(a) Payment Custody and Monitoring. The Custodian will have no liability for any delay or failure by the Fund or any third party in providing Loan Information to the Custodian or for any inaccuracy or incompleteness of any Loan Information. The Custodian will have no obligation to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness of any Loan Information or other information or notices received by the Custodian in respect of the Loan. The Custodian will be entitled to (i) rely upon the Loan Information provided to it by or on behalf of the Fund or any other information or notices that the Custodian may receive from time to time from any syndication agent, lead or obligor or any similar party with respect to the Loan and (ii) update its records on the basis of such information or notices as may from time to time be received by the Custodian.

(b) Any Service. The Custodian will have no obligation to (i) determine whether any necessary steps have been taken or requirements have been met for the Fund to have acquired good or record title to a Loan, (ii) ensure that the Fund’s acquisition of the Loan has been authorized by the Fund, (iii) collect past due payments on the Loan, preserve any rights against prior parties, exercise any right or perform any obligation in connection with the Loan (including taking any action in connection with any consent solicitation, notice of default or similar notice received from any syndication agent, lead or obligor on the Loan) or otherwise take any other action to enforce the payment obligations of any obligor on the Loan, (iv) become itself the record title holder of the Loan or (v) make any advance of its own funds with respect to the Loan.

(c) Miscellaneous. The Custodian will not be considered to have been or be charged with knowledge of the sale of a Loan by the Fund, unless and except to the extent that the Custodian shall have received written notice of the sale from the Fund and the proceeds of the sale have been received by the Custodian for credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement. If any question arises as to the Custodian’s duties under this Addendum, the Custodian may request instructions from the Fund and will be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Fund. The Custodian will in all events have no liability, risk or cost for any action taken or omitted with respect to the Loan pursuant to Proper Instructions. The Custodian will have no responsibilities or duties whatsoever with respect to the Loan except as are expressly set forth in this Addendum.

ii

FUNDS TRANSFER ADDENDUM
OPERATING GUIDELINES		[STATE STREET LOGO]

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client’s account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client’s instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client’s authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street’s receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE (“ACH”) CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street’s execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street’s proprietary information systems, such as, but not limited to Horizon and GlobalQuest®, account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

FUNDS TRANSFER ADDENDUM
[STATE STREET LOGO]

10. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties. For the avoidance of doubt, the Selection Form that is attached hereto may be updated from time to time by the parties without impacting the effectiveness of these Operating Guidelines.

[Logo]

FUNDS TRANSFER AND TRANSACTION ORIGINATION SECURITY SELECTION FORM

Client or Agent Name:                                          (hereafter referred to as the “Company”)

This Form applies to all funds for which the Company is authorized to give proper instructions as such term is defined in the relevant contract with State Street.

Appendix A: Securities Procedure Selection Form

Additional commercially reasonable security controls may be required by State Street to supplement inherent features of funds transfer delivery methods in order to protect the integrity of each instruction.

1)  Please select one or more of the delivery method options indicated below by checking the applicable boxes:

Security Controls required for the following delivery methods:

None. Messages are deemed to be self-authenticating, and any message received will be relied upon as an authenticated instruction.

☐ SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.

☐ iPayBenefits is a portal that offers Retirement Plan Sponsors, record keepers, third party administrators, banks and insurance companies a total Benefit Payments processing platform to access to retiree information. There are three components: the PLUS Web retiree benefits management application to add participants, change addresses, and stop and release payments; a Custom Queries tool for creating customized reports; and an open Customer Workspace area for posting of shared documents. Access by authorized users is through a web portal which uses RSA Adaptive Authentication (User ID and Password + “security map”).

Security Controls required for the following delivery methods:
Enabled Encryption. Messages are deemed to be self-authenticating, and any message received will be relied upon as an authenticated instruction.

☐ Data Communication - Message Queuing or a similarly architected product is a communication method that allows the Company to electronically deliver authorized financial transaction instructions to State Street using a straight through processing message delivery service.

Encryption must be enabled. All information communicated via this method is authorized by the Company.

Security Controls required for the following delivery methods:

A predetermined authorized signature list or Funds Transfer Initiators and Verifiers List which outlines who can send instructions and who can approve them.

☐ Connect:Direct is a data transfer product. Secure+ is a product add-on that implements cryptographic features such as mutual authentication, data encryption and cryptographic message integrity checking to send file based transfer and transaction instructions which may include Fed wire and Automated Clearinghouse (ACH). Secure+ is required.

Security Controls required: Predetermined authorizers.

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STATE STREET CORPORATION – REV. 01/13	Limited Access

☐ Secure Email “Send Secure” Feature Available in Outlook with Verification is a communication method that allows clients to electronically deliver financial transaction instructions to State Street using an enforced (encrypted) connection by responding to a secure email received from State Street. The communication method features use of cryptography to effect point-to-point encryption at the desktop.

Security Controls required: Predetermined authorizers

☐ Secure Transport (Individual) is a file transfer application based upon the Secure File Transfer Protocol (SFTP) standard that is designed to enable State Street clients/ investment managers to send file based transfer and transaction instructions over the internet which may include Fed wire and Automated Clearinghouse (ACH). Secure Transport features multi-factor authenticators such as SecurID and digital certificates, and incorporates industry-standard encryption protocols.

Security Controls required: Predetermined authorizers.
Security Controls required for the following delivery methods:
A predetermined authorized signature list or Funds Transfer Initiators and Verifiers List which outlines who can send instructions and who can approve them.

☐ Secure Transport (Client) is a file transfer application based upon the Secure File Transfer Protocol (SFTP) standard that is designed to enable State Street clients/ investment managers to send file based transfer and transaction instructions over the internet which may include Fed wire and Automated Clearinghouse (ACH). Secure Transport features multi-factor authenticators such as SecurID and digital certificates, and incorporates industry-standard encryption protocols. Other SFTP solutions that require multi-factor authenticators such as SecurID and digital certificates, and incorporate industry-standard encryption protocols may also be considered.

Security Controls required: Predetermined authorizers.
Security Controls required for the following delivery methods:

A predetermined authorized signature list or Funds Transfer Initiators and Verifiers List which outlines who can send instructions and who can approve them. Multi-factor authentication must be established using one of the following methods: user id, password + token, out of band one-time password, or digital certificate.

☐ iDeliver/iReports - Document Upload The iDeliver platform (RDS) manages the retrieval, processing, reformatting, and distribution of reports and data. iReports, is a launched application from my.statestreet.com which allows users to view archived reports via the Intranet. The Document Upload is a feature of iReports (a web module of iDeliver) to facilitate users to upload documents (mostly ad-hoc) for distribution using one or more of the supported delivery channels.

Security Controls required: Predetermined authorizers. Multi-factor authentication must be established.

☐ Trust Interface Facility A Company disbursement system which provides workflow/approval with complete audit trail using ASG/ Citrix multi-factor authentication. This is the web- based front end used by SEI clients only to instruct two-party wires, check requests, interbank transfers, ACH, and direct movements within SEI.

Security Controls required: Predetermined authorizers. Multi- factor authentication must be established.
☐ Global Office (vendor application: front end to Global Plus) Access through dedicated circuit, a multi-currency accounting system that delivers automation and straight thru processing.
Security Controls required: Predetermined authorizers. Multi -factor authentication must be established.

☐ State Street Cash Manager and State Street Springboard Cash Manager Global Funds Transfer (GFT) represent State Street’s proprietary web-based system that enables clients to originate and electronically transmit authenticated repetitive and non-repetitive Fed wires, CHIPS, internal book transfers, drawdowns, and international payments to State Street. Any activity initiated by the Client’s use of either Cash Manager access point shall constitute an Instruction to State Street in accordance with the terms of the Client’s Custody Agreement, and such Instructions shall constitute funds transfer instructions originated by the Client and can either be in U.S. dollar or other currencies supported by the system. State Street Cash Manager and State Street Springboard Cash Manager GFT are PC and mobile access points to a web-based system utilizing the Internet employing the use of ID and password security, two factor token authentication and encryption to protect the integrity of transmissions to State Street.

Security Controls required: Predetermined authorizers.

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STATE STREET CORPORATION – REV. 01/13	Limited Access

☐ Instruct is a State Street web-based application designed to provide internet-enabled remote access that allows for the capturing, verification and processing of various instruction types, including securities, cash and foreign exchange transactions. Instruct is designed using industry standard formats to facilitate straight-through processing. Instruct provides a number of security features through user entitlements, industry standard encryption protocols, digital security certificates and multiple tiers of user authentication requirements.

Security Controls required: Predetermined authorizers. Multi-factor authentication must be established.
Security Controls required for the following delivery methods:

A predetermined authorized signature list or Funds Transfer Initiators and Verifiers List which outlines who can send instructions and who can approve them. A Standing Instruction is required; it is recommended that a Repetitive Wire be established for this purpose.

☐ Facsimile The faxing of information between the Company and State Street.

Security Controls required: Sophisticated Test Key or Telephone Confirmation (Callback); Predetermined authorizers; Standing Instructions.
Security Controls required for the following delivery methods:

A predetermined authorized signature list or Funds Transfer Initiators and Verifiers List which outlines who can send instructions and who can approve them. A Standing Instruction is required; it is recommended that a Repetitive Wire be established for this purpose. A Telephone Confirmation (Callback) to an Authorized Verifier is required for Private Edge clients not using Access Security Gateway (ASG).

☐ Expense Manager is available as a launched application through my.statestreet.com, and is an expense processing tool that includes accrual calculation and posting to Multi-Currency Horizon (MCH), payment allocation via intra-fund demand deposit account (DDA) transfers, general ledger entries and budget projections.

Security Controls required: Predetermined authorizers. Multi- factor authentication must be established.
☐ Cash Flow Module (eCFM) is a State Street application designed to provide remote access that allows the Company to electronically provide State Street with authorization for the transfer of funds and foreign exchange transactions. eCFM provides a number of security features through user entitlements, an option for dual approval, industry standard encryption protocols and user authentication requirements.

Security Controls required: Predetermined authorizers; Standing Instructions; Private Edge Services additionally require Telephone Confirmation (Callback) for clients not using ASG.
Security Controls required for the following delivery methods:

A predetermined authorized signature list or Funds Transfer Initiators and Verifiers List which outlines who can send instructions and who can approve them. A Telephone Confirmation (Callback) to an Authorized Verifier is required.

☐ Email with Enforced Transport Layer Security (TLS) is a communication method that allows the Company to electronically deliver signed financial transaction instructions [Proper Instruction] to State Street using an enforced (encrypted) connection. The communication method features use of enforced network connections which include industry-standard transport layer cryptography to effect point-to-point encryption. State Street Enforced TLS requires third party trust and prohibits the use of self-signed digital certificates.

Security Controls required: Predetermined authorizers; Telephone Confirmation (Callback).

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STATE STREET CORPORATION – REV. 01/13	Limited Access

Appendix A: Securities Procedure Selection Form

2)

The following Security Controls are required in conjunction with the delivery methods selected above. Please select one or more of the Security Controls indicated below by checking the applicable boxes:

☐ Telephone Confirmation (Callback)

Telephone confirmation will be used to verify instructions where indicated in the delivery method option. This procedure requires the Company to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Company’s location to authenticate the instruction. A second authorized person different from the originator or original approver will be contacted for instructions equal to or greater than US $10,000,000 or local currency equivalent. Telephone confirmation callback is required for delivery method selections that do not use multi-factor authentication. For business continuity purposes, alternate telephone numbers for authorized verifiers are provided for telephonic confirmation in a force majeure event.

☐ Callback with SecurID®

SecurID® is a state-of-the-art product used to identify and authenticate the identity of an individual. Used in conjunction with telephone callback, it is the preferred authentication method for transactions equal to or greater than USD 10,000,000 or local currency equivalent. A second authorized person different from the originator or original approver will be contacted for instructions equal to or greater than US $10,000,000 or local currency equivalent. SecurID® provides a more stringent security procedure for authenticating funds transfer requests, which substantially reduces the possibility of a fraudulent transaction.

☐ Test Key

A test key is a unique character string that has been exchanged between the parties for the purpose of protecting the integrity of the communication and to identify and authenticate the Company in the ordinary course of business.

☐ Sophisticated Test Key

Test keys submitted by clients are considered sophisticated when they are a combination of a test key number provided to them by State Street as well as some predefined detail(s) from the actual transaction instruction (currency, amount of shares or cash, settlement date, etc.). If the tested facsimile process involves the use of sophisticated test keys, no other security procedure is required.

☐ Standing Instructions

Standing or Procedural Instructions may be used. For example: where funds are transferred to a broker on the Company’s established list of brokers with which it engages in transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Company a list of the brokers that State Street has determined are used by the Company. The Company will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds USD 10,000,000 or local currency equivalent, the execution of the Standing Instruction will be confirmed by telephone (person different than original initiator) prior to execution.

☐ Repetitive Wires

For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds US $10,000,000 or local currency equivalent, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed periodically.

☐ Individual Instruction

Telephone confirmation is used to establish this process. An individual instruction is a non-recurring request. If the payment order exceeds US $10,000,000 or local currency equivalent, the instruction will be confirmed by telephone (person different than the original initiator) prior to execution.

☐ Secure Email Confirmation Confirmation via secure email that instructions were received and executed.
☐ Predetermined Authorizers A predetermined authorized signature list or a Funds Transfer Initiators and Authorized Verifiers List which outlines who can send instructions and who can approve them.

☐ Blue Sky Standing Instructions via Limited Power of Attorney

State Street employees holding the titles of Officer, Blue Sky Manager or Senior Blue Sky Administrator (“State Street’s Blue Sky Personnel”) shall have the authority to act on behalf of a client’s mutual funds to transmit filing fees electronically so long as the client has executed and delivered (and has not revoked) a limited power of attorney to State Street granting said power.

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STATE STREET CORPORATION – REV. 01/13	Limited Access

Selection of Security Control(s) and Authorization of Company

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods using the Security Controls indicated. The selected delivery methods and security controls(s) will be effective on                      (insert date) for payment orders initiated on behalf of the Undersigned. State Street will rely upon each communication received as if the instruction has been authenticated by the Company.

Contingency Security Authorization

In the case of a force majeure event during which the delivery method(s) selected are not available, an alternate business continuity phone number for authorized verifiers is strongly recommended. State Street will use commercially reasonable best efforts to reach the authorized verifiers during such an event. If alternate telephone numbers are not provided for Telephone Confirmation, the verifier’s signature will be required in addition to an approved and documented method of client contact.

In the event that the delivery method(s) you have selected are unavailable for any reason outside of our control, or should State Street be unable to reach the alternate phone numbers provided for Contingency Security Authorization, State Street will use commercially reasonable best efforts to implement a further contingency procedure to receive in and process your payment orders. However, despite such efforts, your payment orders may not be processed on value date and State Street will not be liable for any loss in such event.

Signed on behalf of Client or Agent:

Name	Title	Authorized Signature	Date

Name	Title	Authorized Signature	Date

Client or Agent Name: (hereafter referred to as the “Company”)

This agreement applies to all funds for which the Company is authorized to give proper instructions as such term is defined in the relevant contract with State Street.

Appendix B: Funds Transfer Initiators and Verifiers List

☐ Hereby enclosed an Authorized Signature List - a listing of our staff members authorized to Initiate or Verify payment orders to State Street and to set up repetitive wires.

(In case of segregation on the type or limitations on the size of the transactions, please provide us with a decision matrix table or an equivalent document).

☐ We do not publish an Authorized Signature List. The authorized Initiator(s) and Verifier(s) are as follows:

Authorized Initiator(s): (Please Type or Print)

Please provide a listing of Initiators. An Initiator is a person whose signature the original instruction bears.

1) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

************************************************************************************************************

2) Name, Title	Specimen Signature	Amount Limit (If Any)

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STATE STREET CORPORATION – REV. 01/13	Limited Access

Email	Primary Phone Number	Alternate Phone Number

***********************************************************************************************************

3) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

***********************************************************************************************************

4) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

***********************************************************************************************************

Appendix B: Funds Transfer Initiators and Verifiers List (continued)

Authorized Verifier(s): (Please Type or Print)

Please provide a listing of Verifier(s). A Verifier is a person whom State Street may call back for telephone confirmation of the original instruction.

1) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

***********************************************************************************************************

2) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

***********************************************************************************************************

3) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

***********************************************************************************************************

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STATE STREET CORPORATION – REV. 01/13	Limited Access

4) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

***********************************************************************************************************

Company Name:

Name	Title	Authorized Signature	Date

Name	Title	Authorized Signature	Date

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STATE STREET CORPORATION – REV. 01/13	Limited Access

[LOGO]

Remote Access Services

Addendum

ADDENDUM to that certain Custodian Agreement between the Fund (the “Customer”) and State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”).

State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the “Remote Access Services”).

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary and third-party systems as may be offered by State Street from time to time (each, a “System”) on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third-party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the “Proprietary Information”). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street’s databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance, copy or otherwise create derivative works based upon the System; nor will the Customer or Customer’s Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street’s sole option, to (i) procure for the Customer the right to continue using the State Street proprietary system (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy available to the Customer for the matters described in this section.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days’ prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days’ notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. The Customer’s use of any third-party System is contingent upon its compliance with any terms and conditions of use of such System imposed by such third party and State Street’s continued access to, and use of, such third-party System. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer: (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees’ compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

Global Services

[STATE STREET LOGO]

Global Custody Network Schedule A

MARCH 31, 2015

MARKET	SUBCUSTODIAN	ADDRESS
Albania	Raiffeisen Bank sh.a.	Blv. “Bajram Curri” ETC – Kati 14
Tirana, Albania

Australia	Citigroup Pty. Limited	120 Collins St.
Melbourne, VIC 3000, Australia
	The Hongkong and Shanghai Banking	HSBC Custody and Clearing
	Corporation Limited	Level 13, 580 George St.
Sydney, NSW 2000, Australia

Austria	Deutsche Bank AG	Fleischmarkt 1
A-1010 Vienna, Austria
	UniCredit Bank Austria AG	Custody Department / Dept. 8398-TZ
Julius Tandler Platz 3
A-1090 Vienna, Austria

Bahrain	HSBC Bank Middle East Limited	1st Floor, Bldg. #2505
	(as delegate of The Hongkong and Shanghai	Road # 2832, Al Seef 428
	Banking Corporation Limited)	Kingdom of Bahrain

Bangladesh	Standard Chartered Bank	Silver Tower, Level 7
52 South Gulshan Commercial Area
Gulshan 1, Dhaka 1212, Bangladesh

Belgium	Deutsche Bank AG, Netherlands (operating	De Entrees 99-197
	through its Amsterdam branch with support	1101 HE Amsterdam, Netherlands
from its Brussels branch)

Benin	via Standard Chartered Bank Côte d’Ivoire	23, Bld de la République
	S.A., Abidjan, Ivory Coast	17 BP 1141 Abidjan 17 Côte d’Ivoire

Bermuda	HSBC Bank Bermuda Limited	6 Front Street
Hamilton, HM06, Bermuda

LIMITED ACCESS	STATE STREET CORPORATION 1

Federation of Bosnia and Herzegovina	UniCredit Bank d.d.	Zelenih beretki 24
71 000 Sarajevo
Federation of Bosnia and Herzegovina

Botswana	Standard Chartered Bank Botswana Limited	4th Floor, Standard Chartered House
Queens Road
The Mall
Gaborone, Botswana

Brazil	Citibank, N.A.	AV Paulista 1111
São Paulo, SP 01311-920 Brazil

Bulgaria	Citibank Europe plc, Bulgaria Branch	Serdika Offices, 10th floor
48 Sitnyakovo Blvd.
1505 Sofia, Bulgaria
	UniCredit Bulbank AD	7 Sveta Nedelya Square
1000 Sofia, Bulgaria

Burkina Faso	via Standard Chartered Bank Côte d’Ivoire	23, Bld de la République
	S.A., Abidjan, Ivory Coast	17 BP 1141 Abidjan 17 Côte d’Ivoire

Canada	State Street Trust Company Canada	30 Adelaide Street East, Suite 800
Toronto, ON Canada M5C 3G6

Chile	Banco Itaú Chile S.A.	Enrique Foster Sur 20, Piso 5
Las Condes, Santiago de Chile

People’s Republic of China	HSBC Bank (China) Company Limited	33rd Floor, HSBC Building, Shanghai IFC
	(as delegate of The Hongkong and Shanghai	8 Century Avenue
	Banking Corporation Limited)	Pudong, Shanghai, China (200120)
	China Construction Bank Corporation	No.1 Naoshikou Street
	(for A-share market only)	Chang An Xing Rong Plaza
Beijing 100032-33, China
	Citibank N.A.	39th Floor Citibank Tower
	(for Shanghai – Hong Kong Stock Connect	Citibank Plaza,
	market only)	3 Garden Road
Central, Hong Kong
	The Hongkong and Shanghai Banking	Level 30,
	Corporation Limited	HSBC Main Building
	(for Shanghai – Hong Kong Stock Connect	1 Queen’s Road
	market only)	Central, Hong Kong
	Standard Chartered Bank (Hong Kong) Limited (for Shanghai – Hong Kong Stock Connect market)	15th Floor Standard Chartered Tower 388 Kwun Tong Road Kwun Tong, Hong Kong

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A, No. 99-02
Bogotá DC, Colombia

LIMITED ACCESS	STATE STREET CORPORATION 2

Costa Rica	Banco BCT S.A.	160 Calle Central
Edificio BCT
San José, Costa Rica

Croatia	Privredna Banka Zagreb d.d.	Custody Department
Radnička cesta 50
10000 Zagreb, Croatia
	Zagrebacka Banka d.d.	Savska 60
10000 Zagreb, Croatia

Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)	94 V. Sofias Avenue & 1 Kerasountos Str.
115 28 Athens, Greece

Czech Republic	Československá obchodní banka, a.s.	Radlická 333/150
150 57 Prague 5, Czech Republic
	UniCredit Bank Czech Republic and Slovakia, a.s.	BB Centrum – FILADELFIE Želetavská 1525/1
140 92 Praha 4 - Michle, Czech Republic

Denmark	Nordea Bank AB (publ), Sweden (operating	Strandgade 3
	through its subsidiary, Nordea Bank Danmark A/S)	0900 Copenhagen C, Denmark
	Skandinaviska Enskilda Banken AB (publ),	Bernstorffsgade 50
	Sweden (operating through its Copenhagen branch)	1577 Copenhagen, Denmark

Ecuador	Banco de la Producción S.A. PRODUBANCO	Av. Amazonas N35-211 y Japon
Quito, Ecuador

Egypt	HSBC Bank Egypt S.A.E.	6th Floor
	(as delegate of The Hongkong and Shanghai	306 Corniche El Nil
	Banking Corporation Limited)	Maadi
Cairo, Egypt

Estonia	AS SEB Pank	Tornimäe 2
15010 Tallinn, Estonia

Finland	Nordea Bank AB (publ), Sweden (operating	Satamaradankatu 5
	through its subsidiary, Nordea Bank Finland Plc.)	00500 Helsinki, Finland
	Skandinaviska Enskilda Banken AB (publ),	Securities Services
	Sweden (operating through its Helsinki branch)	Box 630 SF-00101 Helsinki, Finland

France	Deutsche Bank AG, Netherlands (operating	De Entrees 99-197
	through its Amsterdam branch with support from its Paris branch)	1101 HE Amsterdam, Netherlands

Republic of Georgia	JSC Bank of Georgia	29a Gagarini Str.
Tbilisi 0160, Georgia

LIMITED ACCESS	STATE STREET CORPORATION 3

Germany	Deutsche Bank AG	Alfred-Herrhausen-Allee 16-24
D-65760 Eschborn, Germany

Ghana	Standard Chartered Bank Ghana Limited	P. O. Box 768
1st Floor
High Street Building
Accra, Ghana

Greece	BNP Paribas Securities Services, S.C.A.	94 V. Sofias Avenue & 1 Kerasountos Str.
115 28 Athens, Greece

Guinea-Bissau	via Standard Chartered Bank Côte d’Ivoire	23, Bld de la République
	S.A., Abidjan, Ivory Coast	17 BP 1141 Abidjan 17 Côte d’Ivoire

Hong Kong	Standard Chartered Bank (Hong Kong)	15th Floor Standard Chartered Tower
	Limited	388 Kwun Tong Road
Kwun Tong, Hong Kong

Hungary	Citibank Europe plc Magyarországi Fióktelepe	7 Szabadság tér, Bank Center
Budapest, H-1051 Hungary
	UniCredit Bank Hungary Zrt.	6th Floor
Szabadság tér 5-6
H-1054 Budapest, Hungary

Iceland	Landsbankinn hf.	Austurstræti 11
155 Reykjavik, Iceland

India	Deutsche Bank AG	Block B1, 4th Floor, Nirlon Knowledge
Park
Off Western Express Highway
Goregaon (E)
Mumbai 400 063, India
	The Hongkong and Shanghai Banking	11F, Building 3, NESCO - IT Park,
	Corporation Limited	NESCO Complex,
Western Express Highway
Goregaon (East),
Mumbai 400 063, India

Indonesia	Deutsche Bank AG	Deutsche Bank Building, 4th floor
Jl. Imam Bonjol, No. 80
Jakarta 10310, Indonesia

Ireland	State Street Bank and Trust Company, United	525 Ferry Road
	Kingdom branch	Edinburgh EH5 2AW, Scotland

Israel	Bank Hapoalim B.M.	50 Rothschild Boulevard
Tel Aviv, Israel 61000
Italy	Deutsche Bank S.p.A.	Investor Services
Via Turati 27 – 3rd Floor
20121 Milan, Italy

LIMITED ACCESS	STATE STREET CORPORATION 4

Ivory Coast	Standard Chartered Bank Côte d’Ivoire S.A.	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire

Japan	Mizuho Bank, Limited	4-16-13, Tsukishima, Chou-ku
Tokyo 104-0052, Japan
	The Hongkong and Shanghai Banking	HSBC Building
	Corporation Limited	11-1 Nihonbashi 3-chome, Chuo-ku
Tokyo 1030027, Japan

Jordan	Standard Chartered Bank	Shmeissani Branch
Al-Thaqafa Street, Building # 2
P.O. Box 926190
Amman 11110, Jordan

Kazakhstan	JSC Citibank Kazakhstan	Park Palace, Building A,
41 Kazibek Bi street,
Almaty 050010, Kazakhstan

Kenya	Standard Chartered Bank Kenya Limited	Custody Services
Standard Chartered @ Chiromo, Level 5
48 Westlands Road
P.O. Box 40984 – 00100 GPO
Nairobi, Kenya

Republic of Korea	Deutsche Bank AG	18th Fl., Young-Poong Building
33 Seorin-dong
Chongro-ku, Seoul 110-752, Korea
	The Hongkong and Shanghai Banking	HSBC Building #25
	Corporation Limited	1-Ka Bongrae-Dong
Chung-ku, Seoul 100-161, Korea

Kuwait	HSBC Bank Middle East Limited	Kuwait City, Qibla Area
	(as delegate of The Hongkong and Shanghai	Hamad Al-Saqr Street
	Banking Corporation Limited)	Kharafi Tower, G/1/2 Floors
P. O. Box 1683, Safat 13017, Kuwait

Latvia	AS SEB banka	Unicentrs, Valdlauči
LV-1076 Kekavas pag., Rigas raj., Latvia

Lebanon	HSBC Bank Middle East Limited	St. Georges Street, Minet El-Hosn
	(as delegate of The Hongkong and Shanghai	Beirut 1107 2080, Lebanon
Banking Corporation Limited)

Lithuania	AB SEB bankas	Gedimino av. 12
LT 2600 Vilnius, Lithuania

Malawi	Standard Bank Limited	Kaomba Centre
Cnr. Victoria Avenue & Sir Glyn Jones
Road
Blantyre, Malawi

LIMITED ACCESS	STATE STREET CORPORATION 5

Malaysia	Deutsche Bank (Malaysia) Berhad	Domestic Custody Services
Level 20, Menara IMC
8 Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia
	Standard Chartered Bank Malaysia Berhad	Menara Standard Chartered
30 Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia

Mali	via Standard Chartered Bank Côte d’Ivoire	23, Bld de la République
	S.A., Abidjan, Ivory Coast	17 BP 1141 Abidjan 17 Côte d’Ivoire

Mauritius	The Hongkong and Shanghai Banking	5th Floor, HSBC Centre
	Corporation Limited	18 Cybercity
Ebene, Mauritius

Mexico	Banco Nacional de México, S.A.	3er piso, Torre Norte
Act. Roberto Medellín No. 800
Col. Santa Fe
Mexico, DF 01219

Morocco	Citibank Maghreb	Zénith Millénium Immeuble1
Sidi Maârouf – B.P. 40
Casablanca 20190, Morocco

Namibia	Standard Bank Namibia Limited	Standard Bank Center
Cnr. Werner List St. and Post St. Mall
2nd Floor
Windhoek, Namibia

Netherlands	Deutsche Bank AG	De Entrees 99-197
1101 HE Amsterdam, Netherlands

New Zealand	The Hongkong and Shanghai Banking	HSBC House
	Corporation Limited	Level 7, 1 Queen St.
Auckland 1010, New Zealand

Niger	via Standard Chartered Bank Côte d’Ivoire	23, Bld de la République
	S.A., Abidjan, Ivory Coast	17 BP 1141 Abidjan 17 Côte d’Ivoire

Nigeria	Stanbic IBTC Bank Plc.	Plot 1712
Idejo St
Victoria Island,
Lagos 101007, Nigeria

Norway	Nordea Bank AB (publ), Sweden (operating	Essendropsgate 7
	through its subsidiary, Nordea Bank Norge ASA)	0368 Oslo, Norway
	Skandinaviska Enskilda Banken AB (publ),	P.O. Box 1843 Vika
	Sweden (operating through its Oslo branch)	Filipstad Brygge 1
N-0123 Oslo, Norway

LIMITED ACCESS	STATE STREET CORPORATION 6

Oman	HSBC Bank Oman S.A.O.G.	2nd Floor Al Khuwair
	(as delegate of The Hongkong and Shanghai	PO Box 1727 PC 111
	Banking Corporation Limited)	Seeb, Oman

Pakistan	Deutsche Bank AG	Unicentre – Unitowers
I.I. Chundrigar Road
P.O. Box 4925
Karachi - 74000, Pakistan

Palestine	HSBC Bank Middle East Limited	Jaffa Street, Ramallah
	(as delegate of The Hongkong and Shanghai	West Bank 2119, Palestine
Banking Corporation Limited)

Panama	Citibank, N.A.	Boulevard Punta Pacifica
Torre de las Americas
Apartado
Panama City, Panama 0834-00555

Peru	Citibank del Perú, S.A.	Canaval y Moreyra 480
3rd Floor, San Isidro
Lima 27, Perú

Philippines	Deutsche Bank AG	Global Transaction Banking
Tower One, Ayala Triangle
1226 Makati City, Philippines

Poland	Bank Handlowy w Warszawie S.A.	ul. Senatorska 16
00-293 Warsaw, Poland
	Bank Polska Kasa Opieki S.A	31 Zwirki I Wigury Street
02-091, Warsaw, Poland

Portugal	BNP Paribas Securities Services, S.C.A., Paris	3 Rue D’Antin
	(operating through its Paris branch with	Paris, France Lt 1.19.01
support from its Lisbon branch)
	Deutsche Bank AG, Netherlands (operating	De Entrees 99-197
	through its Amsterdam branch with support	1101 HE Amsterdam, Netherlands
from its Lisbon branch)

Puerto Rico	Citibank N.A.	1 Citibank Drive, Lomas Verdes Avenue
San Juan, Puerto Rico 00926

Qatar	HSBC Bank Middle East Limited	2 Fl Ali Bin Ali Tower
	(as delegate of The Hongkong and Shanghai	Building no.: 150
	Banking Corporation Limited)	Airport Road
Doha, Qatar

Romania	Citibank Europe plc, Dublin – Romania Branch	8, Iancu de Hunedoara Boulevard
712042, Bucharest Sector 1, Romania

Russia	Limited Liability Company Deutsche Bank	82, Sadovnicheskaya Street
Building 2
115035 Moscow, Russia

LIMITED ACCESS	STATE STREET CORPORATION 7

Saudi Arabia	HSBC Saudi Arabia Limited	HSBC Head Office
	(as delegate of The Hongkong and Shanghai	7267 Olaya - Al Murooj
	Banking Corporation Limited)	Riyadh 12283-2255 Kingdom of Saudi
Arabia

Senegal	via Standard Chartered Bank Côte d’Ivoire	23, Bld de la République
	S.A., Abidjan, Ivory Coast	17 BP 1141 Abidjan 17 Côte d’Ivoire

Serbia	UniCredit Bank Serbia JSC	Omladinskih Brigada 88, Airport City
11000 Belgrade, Serbia

Singapore	Citibank N.A.	3 Changi Business Park Crescent
#07-00, Singapore 486026
	United Overseas Bank Limited	156 Cecil Street
FEB Building #08-03
Singapore 069544

Slovak Republic	UniCredit Bank Czech Republic and Slovakia,	Ŝancová 1/A
	a.s.	813 33 Bratislava, Slovak Republic

Slovenia	UniCredit Banka Slovenija d.d.	Šmartinska 140
SI-1000 Ljubljana, Slovenia

South Africa	FirstRand Bank Limited	Mezzanine Floor
3 First Place Bank City
Corner Simmonds & Jeppe Sts.
Johannesburg 2001
Republic of South Africa
	Standard Bank of South Africa Limited	3rd Floor, 25 Sauer St.
Johannesburg 2000
Republic of South Africa

Spain	Deutsche Bank S.A.E.	Calle de Rosario Pino 14-16,
Planta 1
28020 Madrid, Spain

Sri Lanka	The Hongkong and Shanghai Banking	24, Sir Baron Jayatilake Mawatha
	Corporation Limited	Colombo 01, Sri Lanka

Republic of Srpska	UniCredit Bank d.d.	Zelenih beretki 24
71 000 Sarajevo
Federation of Bosnia and Herzegovina

Swaziland	Standard Bank Swaziland Limited	Standard House, Swazi Plaza
Mbabane, Swaziland H101
Sweden	Nordea Bank AB (publ)	Smålandsgatan 17
105 71 Stockholm, Sweden
	Skandinaviska Enskilda Banken AB (publ)	Sergels Torg 2
SE-106 40 Stockholm, Sweden

Switzerland	Credit Suisse AG	Uetlibergstrasse 231
8070 Zurich, Switzerland

LIMITED ACCESS	STATE STREET CORPORATION 8

	UBS AG	Badenerstrasse 574
8098 Zurich, Switzerland
Taiwan - R.O.C.	Deutsche Bank AG	296 Ren-Ai Road
Taipei 106 Taiwan, Republic of China
	Standard Chartered Bank (Taiwan) Limited	168 Tun Hwa North Road
Taipei 105, Taiwan, Republic of China
Tanzania	Standard Chartered Bank (Tanzania) Limited	1 Floor, International House
Corner Shaaban Robert St and Garden
Ave
PO Box 9011
Dar es Salaam, Tanzania

Thailand	Standard Chartered Bank (Thai) Public	Sathorn Nakorn Tower
	Company Limited	14th Floor, Zone B
90 North Sathorn Road
Silom, Bangkok 10500, Thailand

Togo	via Standard Chartered Bank Côte d’Ivoire	23, Bld de la République
	S.A., Abidjan, Ivory Coast	17 BP 1141 Abidjan 17 Côte d’Ivoire

Trinidad & Tobago	Republic Bank Limited	9-17 Park Street
Port of Spain
Republic of Trinidad & Tobago, West
Indies

Tunisia	Banque Internationale Arabe de Tunisie	Direction des Marches de Capitaux
1080 Tunis Cedex, Tunisia

Turkey	Citibank, A.Ş.	Tekfen Tower
Eski Buyukdere Caddesi 209
Kat 3
Levent 34394 Istanbul, Turkey
	Deutsche Bank A.Ş.	Eski Buyukdere Caddesi
Tekfen Tower No. 209
Kat: 17 4
Levent 34394 Istanbul, Turkey

Uganda	Standard Chartered Bank Uganda Limited	5 Speke Road
P.O. Box 7111
Kampala, Uganda

Ukraine	PJSC Citibank	16-g Dymytrova St.
Kyiv 03150, Ukraine

United Arab Emirates Dubai Financial Market	HSBC Bank Middle East Limited	HSBC Securities Services
	(as delegate of The Hongkong and Shanghai	Emaar Square
	Banking Corporation Limited)	Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates

LIMITED ACCESS	STATE STREET CORPORATION 9

United Arab Emirates Dubai International Financial Center	HSBC Bank Middle East Limited	HSBC Securities Services
	(as delegate of The Hongkong and Shanghai	Emaar Square
	Banking Corporation Limited)	Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates

United Arab Emirates Abu Dhabi	HSBC Bank Middle East Limited	HSBC Securities Services
	(as delegate of The Hongkong and Shanghai	Emaar Square
	Banking Corporation Limited)	Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates

United Kingdom	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road Edinburgh EH5 2AW, Scotland

Uruguay	Banco Itaú Uruguay S.A.	Zabala 1463
11000 Montevideo, Uruguay

Venezuela	Citibank, N.A.	Centro Comercial El Recreo
Torre Norte, Piso 19
Avenida Casanova
Caracas, Venezuela 1050

Vietnam	HSBC Bank (Vietnam) Limited	Centre Point
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	106 Nguyen Van Troi Street Phu Nhuan District
Ho Chi Minh City, Vietnam

Zambia	Standard Chartered Bank Zambia Plc.	Standard Chartered House
Cairo Road
P.O. Box 32238
10101, Lusaka, Zambia

Zimbabwe	Stanbic Bank Zimbabwe Limited	3rd Floor
	(as delegate of Standard Bank of South Africa Limited)	Stanbic Centre 59 Samora Machel Avenue
Harare, Zimbabwe

Argentina	Citibank, N.A.*	Bartolome Mitre 530
1036 Buenos Aires, Argentina

*	Effective April 2, 2015, State Street suspended acceptance of Foreign Custody Manager responsibilities as delegated under U.S. SEC Rule 17f-5 for this market.

LIMITED ACCESS	STATE STREET CORPORATION 10

Global Services

[STATE STREET LOGO]

Depositories Operating in Network Markets Schedule B

MARCH 31, 2015

MARKET	DEPOSITORY	TYPES OF SECURITIES
Albania	Bank of Albania	Government debt

Australia	Austraclear Limited	Government securities, corporate bonds, and corporate money market instruments

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)	All securities listed on Wiener Börse AG, the Vienna Stock Exchange (as well as virtually all other Austrian securities)

Bahrain	Clearing, Settlement, Depository and Registry System of the Bahrain Bourse	Equities

Bangladesh	Bangladesh Bank	Government securities
	Central Depository Bangladesh Limited	Equities and corporate bonds

Belgium	Euroclear Belgium	Equities and most corporate bonds
	National Bank of Belgium	Government securities, corporate bonds, and money market instruments

Benin	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Bermuda	Bermuda Securities Depository	Equities, corporate bonds

Federation of Bosnia and Herzegovina	Registar vrijednosnih papira u Federaciji Bosne i Hercegovine, d.d.	Equities, corporate bonds, government securities, money market instruments

Botswana	Bank of Botswana	Government debt
	Central Securities Depository Company of Botswana Ltd.	Equities and corporate bonds

LIMITED ACCESS	STATE STREET CORPORATION 1

Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP)	Corporate debt and money market instruments
	Companhia Brasileira de Liquidação e Custódia (CBLC)	All equities listed on BM&F BOVESPA S.A. and SOMA, and non-financial corporate bonds traded at BM&F BOVESPA S.A.
	Sistema Especial de Liquidação e de Custódia (SELIC)	Government debt issued by the central bank and the National Treasury

Bulgaria	Bulgarian National Bank	Government securities
	Central Depository AD	Eligible equities and corporate bonds

Burkina Faso	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Canada	The Canadian Depository for Securities Limited	All book-entry eligible securities, including government securities, equities, corporate bonds, money market instruments, strip bonds, and asset-backed securities

Chile	Depósito Central de Valores S.A.	Government securities, equities, corporate bonds, mortgage-backed securities, and money market instruments

People’s Republic of China	China Securities Depository and Clearing Corporation Limited, Shanghai and Shenzhen Branches	A shares, B shares, Treasury bonds, local government bonds, enterprise bonds, corporate bonds, open and closed-end funds, convertible bonds, and warrants
China Central Depository and Clearing Co., Ltd.

Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, medium-term notes, commercial paper, enterprise bonds, and commercial bank bonds

Colombia	Depósito Central de Valores	Securities issued by the central bank and the Republic of Colombia
	Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)	Equities, corporate bonds, money market instruments

Costa Rica	Central de Valores S.A.	Securities traded on Bolsa Nacional de Valores

Croatia	Središnje klirinško depozitarno društvo d.d.	Eligible equities, corporate bonds, government securities, and corporate money market instruments

Cyprus	Central Depository and Central Registry	Equities, corporate bonds, dematerialized government securities, corporate money market instruments

LIMITED ACCESS	STATE STREET CORPORATION 2

Czech Republic	Centrální depozitář cenných papírů, a.s.	All dematerialized equities, corporate debt, and government debt, excluding Treasury bills
	Czech National Bank	Treasury bills

Denmark	VP Securities A/S	Equities, government securities, corporate bonds, corporate money market instruments, warrants

Egypt	Central Bank of Egypt	Treasury bills
	Misr for Central Clearing, Depository and Registry S.A.E.	Eligible equities, corporate bonds, and Treasury bonds

Estonia	AS Eesti Väärtpaberikeskus	All registered equity and debt securities

Finland	Euroclear Finland	Equities, corporate bonds, government securities, money market instruments

France	Euroclear France	Government securities, equities, bonds, and money market instruments

Republic of Georgia	Georgian Central Securities Depository	Equities, corporate bonds, and money market instruments
	National Bank of Georgia	Government securities

Germany	Clearstream Banking AG, Frankfurt	Equities, government securities, corporate bonds, money market instruments, warrants, investment funds, and index certificates

Ghana	Central Securities Depository (Ghana) Limited	Government securities and Bank of Ghana securities; equities and corporate bonds

Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form	Government debt
	Hellenic Central Securities Depository	Eligible listed equities, government debt, and corporate bonds

Guinea-Bissau	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Hong Kong	Central Moneymarkets Unit	Government debt (i.e., exchange fund bills and notes issued by the HKMA), other private debt, and money market instruments
	Hong Kong Securities Clearing Company Limited	Securities listed or traded on the Stock Exchange of Hong Kong Limited

Hungary	KELER Központi Értéktár	Government securities, equities, corporate bonds, and investment fund notes

LIMITED ACCESS	STATE STREET CORPORATION 3

Iceland	Icelandic Securities Depository Limited	Government securities, equities, corporate bonds, and money market instruments

India	Central Depository Services (India) Limited	Eligible equities, debt securities, and money market instruments
	National Securities Depository Limited	Eligible equities, debt securities, and money market instruments
	Reserve Bank of India	Government securities

Indonesia	Bank Indonesia	Sertifikat Bank Indonesia (central bank certificates), Surat Utang Negara (government debt instruments), and Surat Perbendaharaan Negara (Treasury bills)
	PT Kustodian Sentral Efek Indonesia	Equities, corporate bonds, and money market instruments

Ireland	Euroclear UK & Ireland Limited*	GBP- and EUR-denominated money market instruments
	Euroclear Bank S.A./N.V.	Government securities

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)	Government securities, equities, corporate bonds and trust fund units

Italy	Monte Titoli S.p.A.	Equities, corporate debt, government debt, money market instruments, and warrants

Ivory Coast	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Japan	Bank of Japan – Financial Network System	Government securities
	Japan Securities Depository Center (JASDEC) Incorporated	Equities, corporate bonds, and corporate money market instruments

Jordan	Central Bank of Jordan	Treasury bills, government bonds, development bonds, and public entity bonds
	Securities Depository Center	Equities and corporate bonds

Kazakhstan	Central Securities Depository	Government securities, equities, corporate bonds, and money market instruments

Kenya	Central Bank of Kenya	Treasury bills and Treasury bonds
	Central Depository and Settlement Corporation Limited	Equities and corporate debt

Republic of Korea	Korea Securities Depository	Equities, government securities, corporate bonds and money market instruments

LIMITED ACCESS	STATE STREET CORPORATION 4

Kuwait	Kuwait Clearing Company	Money market instruments, equities, and corporate bonds

Latvia	Latvian Central Depository	Equities, government securities, corporate bonds, and money market instruments

Lebanon	Banque du Liban	Government securities and certificates of deposit issued by the central bank
	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.	Equities, corporate bonds and money market instruments
Lithuania	Central Securities Depository of Lithuania	All securities available for public trading

Malaysia	Bank Negara Malaysia	Treasury bills, Bank Negara Malaysia bills, Malaysian government securities, private debt securities, and money market instruments
	Bursa Malaysia Depository Sdn. Bhd.	Securities listed on Bursa Malaysia Securities Berhad

Malawi	Reserve Bank of Malawi	Reserve Bank of Malawi bills and Treasury bills

Mali	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Mauritius	Bank of Mauritius	Government debt (traded through primary dealers)
	Central Depository and Settlement Co. Limited	Listed and unlisted equity and debt securities (corporate debt and T-bills traded on the exchange)

Mexico	S.D. Indeval, S.A. de C.V.	All securities

Morocco	Maroclear	Eligible listed equities, corporate and government debt, certificates of deposit, commercial paper

Namibia	Bank of Namibia	Treasury bills

Netherlands	Euroclear Nederland	Government securities, equities, corporate bonds, corporate money market instruments, and stripped government bonds

New Zealand	New Zealand Central Securities Depository Limited	Government securities, equities, corporate bonds, and money market instruments

Niger	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Nigeria	Central Bank of Nigeria	Treasury bills and government bonds

LIMITED ACCESS	STATE STREET CORPORATION 5

	Central Securities Clearing System Limited	Equities and corporate bonds traded on the Nigeria Stock Exchange

Norway	Verdipapirsentralen	All listed securities

Oman	Muscat Clearing & Depository Company S.A.O.C.	Equities, corporate bonds, government debt

Pakistan	Central Depository Company of Pakistan Limited	Equities and corporate bonds
	State Bank of Pakistan	Government securities

Palestine	Clearing, Depository and Settlement system, a department of the Palestine Exchange	Equities listed on the Palestine Exchange

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)	Equities, government and corporate debt, commercial paper, short-term securities

Peru	CAVALI S.A. Institución de Compensación y Liquidación de Valores	All securities in book-entry form traded on the stock exchange

Philippines	Philippine Depository & Trust Corporation	Eligible equities and debt
	Registry of Scripless Securities (ROSS) of the Bureau of the Treasury	Government securities

Poland	Rejestr Papierów Wartościowych	Treasury bills
	Krajowy Depozyt Papierów Wartościowych, S.A.	Equities, corporate bonds, corporate money market instruments, Treasury bonds, warrants, and futures contracts

Portugal	INTERBOLSA - Sociedad Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.	All local Portuguese instruments

Qatar	Qatar Central Securities Depository	Equities, government bonds and Treasury bills listed on the Qatar Exchange

Romania	National Bank of Romania	Treasury bills and bonds
	S.C. Depozitarul Central S.A.	Bursa de Valori Bucuresti- (Bucharest Stock Exchange-) listed equities, corporate bonds, government bonds, and municipal bonds

Russia	National Settlement Depository	Eligible equities, Obligatsii Federal’nogo Zaima (OFZs), and corporate debt denominated in RUB

Saudi Arabia	Saudi Arabian Monetary Agency	Government securities and Saudi government development bonds (SGDBs)
	Tadawul Central Securities Depository	Equities

LIMITED ACCESS	STATE STREET CORPORATION 6

Senegal	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Serbia	Central Securities Depository and Clearinghouse	All instruments

Singapore	Monetary Authority of Singapore	Government securities
	The Central Depository (Pte.) Limited	Eligible listed equities and eligible private debt traded in Singapore

Slovak Republic	Centrálny depozitár cenných papierov SR, a.s.	All dematerialized securities

Slovenia	KDD – Centralna klirinško depotna družba d.d.	All publicly traded securities

South Africa	Strate (Pty) Ltd.	Eligible equities, government securities, corporate bonds, money market instruments, and warrants

Spain	IBERCLEAR	Government securities, equities, warrants, money market instruments, and corporate bonds

Sri Lanka	Central Bank of Sri Lanka	Government securities
	Central Depository System (Pvt) Limited	Equities and corporate bonds

Republic of Srpska	Central Registry of Securities in the Republic of Srpska JSC	Government securities, equities, and corporate and municipal bonds

Sweden	Euroclear Sweden	Government securities, equities, bonds, money market instruments, derivatives, exchange traded funds, and warrants

Switzerland	SIX SIS AG	Government securities, equities, corporate bonds, money market instruments, derivatives, mutual funds, and warrants

Taiwan - R.O.C.	Central Bank of the Republic of China (Taiwan)	Government securities
	Taiwan Depository and Clearing Corporation	Listed equities, short-term bills, and corporate bonds

Tanzania	Central Depository System (CDS), a department of the Dar es Salaam Stock Exchange	Equities and corporate bonds

Thailand	Thailand Securities Depository Company Limited	Government securities, equities and corporate bonds

LIMITED ACCESS	STATE STREET CORPORATION 7

Togo	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Trinidad and Tobago	Central Bank of Trinidad and Tobago	Government debt
	Trinidad and Tobago Central Depository Limited	Equities and corporate debt

Tunisia	Tunisie Clearing	All eligible listed securities

Turkey	Central Bank of Turkey	Government securities
	Central Registry Agency	Equities, corporate bonds, money market instruments, mutual fund certificates, exchange traded funds

Uganda	Bank of Uganda	Treasury bills and Treasury bonds
	Securities Central Depository	Equities, corporate bonds

Ukraine	National Depository of Ukraine	Equities, bonds, and money market instruments

United Arab Emirates – Abu Dhabi	Clearing, Settlement, Depository and Registry department of the Abu Dhabi Securities Exchange	Equities, government securities, and corporate debt

United Arab Emirates – Dubai Financial Market	Clearing, Settlement and Depository Division, a department of the Dubai Financial Market	Equities, government securities, and corporate debt listed on the DFM

United Arab Emirates – Dubai International Financial Center	Central Securities Depository, owned and operated by NASDAQ Dubai Limited	Equities, corporate bonds, and corporate money market instruments

United Kingdom	Euroclear UK & Ireland Limited	GBP- and EUR-denominated money market instruments

Uruguay	Banco Central del Uruguay	Government securities

Venezuela	Banco Central de Venezuela	Government securities
	Caja Venezolana de Valores	Equities and corporate bonds

Vietnam	Vietnam Securities Depository	Equities, government bonds, T-bills, corporate bonds, and public fund certificates

Zambia	Bank of Zambia	Treasury bills and Treasury bonds
	LuSE Central Shares Depository Limited	Treasury bonds, corporate bonds, and equities

Zimbabwe	Chengetedzai Depository Company Limited	Equities and corporate bonds
	Reserve Bank of Zimbabwe	Treasury bills and Treasury bonds

LIMITED ACCESS	STATE STREET CORPORATION 8

TRANSNATIONAL DEPOSITORIES

Euroclear Bank S.A./N.V.	Domestic securities from more than 40 markets

Clearstream Banking, S.A.	Domestic securities from more than 50 markets

LIMITED ACCESS	STATE STREET CORPORATION 9

STATE STREET GLOBAL SERVICES®

SCHEDULE C

Publication / Type of Information	Brief Description

(scheduled update frequency)

The Guide to Custody in World Markets (regular my.statestreet.com updates)	An overview of settlement and safekeeping procedures, custody practices, and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (updated annually on my.statestreet.com)	Information relating to Foreign Subcustodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Subcustodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Subcustodian banks.

Securities Depository Review (updated annually on my.statestreet.com)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (updated annually on my.statestreet.com)	With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts:

(i) access of a fund’s independent public accountants to books and records of a Foreign Subcustodian or Foreign Securities System,

(ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Subcustodian or Foreign Securities System,

(iii) a fund’s ability to recover in the event of a loss by a Foreign Subcustodian or Foreign Securities System, and

(iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (available on CD-ROM annually)	Copies of the contracts that State Street has entered into with each Foreign Subcustodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

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STATE STREET GLOBAL SERVICES®

Publication / Type of Information (scheduled update frequency)	Brief Description

Global Market Bulletin (daily or as necessary via email and my.statestreet.com)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Risk Advisories (provided as necessary and on my.statestreet.com)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street maintains market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Foreign Custody Manager Material Change Notices (quarterly or as necessary and on my.statestreet.com)	Informational letters and accompanying materials, pursuant to our role as Foreign Custody Manager, confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Subcustodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

Please contact GlobalMarketInformation@statestreet.com with questions about this document.

The information contained in this document has been carefully researched and is believed to be reliable as of the publication date. Due to the complexities of the markets and changing conditions, however, State Street cannot guarantee that it is complete or accurate in every respect. This document should not be construed or used as a substitute for appropriate legal or investment counsel. Specific advice should be sought on matters relevant to the investment activities of the reader. This application contains proprietary information and is fully protected by relevant copyright laws worldwide.

Copyright 2015 State Street Corporation

www.statestreet.com

2	LIMITED ACCESS